                                                                EXHIBIT 10 (lll)


                           THE MORNINGSTAR GROUP INC.

                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

         THE MORNINGSTAR GROUP INC. (formerly MORNINGSTAR FOODS INC.), a Delaware Business Corporation, having its principal office in Dallas, Texas (hereinafter referred to as "Employer") and the Participating Employers, adopt this Plan.

                                R E C I T A L S:

         A. Effective April 1, 1988, MORNINGSTAR FOODS INC. and Participating Employers BANCROFT DAIRY INC., STAR SPECIALTY FOODS INC. and VELDA FARMS INC. established THE MORNINGSTAR FOODS INC. EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN ("Plan"), a profit sharing plan with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, for the exclusive benefit of eligible Employees and their Beneficiaries;

         B. Effective June 4, 1991, the corporate name of MORNINGSTAR FOODS INC. was changed to THE MORNINGSTAR GROUP INC.;

         C. Effective June 10, 1992, BANCROFT DAIRY MARYLAND INC. adopted the Plan as a Participating Employer;

         D. Effective January 1, 1993, a portion of the assets of THE MORNINGSTAR GROUP INC. were transferred to MSTAR INC.;

         E. Effective January 1, 1993, MSTAR INC. adopted the Plan as a Participating Employer;

         F. Effective April 1, 1993, FAVORITE FOODS INC. adopted the Plan as a Participating Employer;

         G. Effective May 1, 1993, AVOSET FOOD CORPORATION and AVOSET INTERNATIONAL LTD. adopted the Plan as Participating Employers.

         H. THE MORNINGSTAR GROUP INC. and the Participating Employers ("Employer") recognize the lasting contribution made by its Employees to its successful operation and wants to reward their contribution by continuing the Plan. The Employer has authorized the execution of this Agreement intended to continue the Plan and to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986 as amended and the regulations promulgated thereunder;

         I. The provisions of this Plan, as amended and restated, shall apply solely to an Employee who terminates employment with the Employer on or after the restated Effective Date of this Plan;

         J. If an Employee terminates employment with the Employer prior to the restated Effective Date, that Employee shall be entitled to benefits under the Plan as the Plan existed on the Employee's termination date; and

         K. The Trustee is willing to act as Trustee under the terms of the Plan and Trust contained in this Agreement;

         NOW, THEREFORE, considering the premises and their mutual covenants, the Employer and the Trustee agree as follows:

                                   ARTICLE I

                                  Definitions

The following terms used in this Agreement shall have the meanings set forth in this Article unless a different meaning is clearly indicated by the context:

1.1.     Account Balance

         Account Balance means the amount standing in a Participant's Individual Account(s) as of any date derived from both Employer Contributions and Employee Contributions, if any.

1.2      Accounting Period

         Accounting Period shall mean the three month period ending on the last day of each calendar quarter.

1.3.     Administrator

         EFFECTIVE APRIL 1, 1988, Administrator means the person serving as Corporate Benefits Manager of MORNINGSTAR FOODS INC. and its successor, THE MORNINGSTAR GROUP INC. EFFECTIVE JANUARY 1, 1993, Administrator means MSTAR INC. unless MSTAR INC. designates another person to hold the position of Administrator by written Employer action. In addition to its other duties, the administrator has full responsibility for compliance with the reporting and disclosure rules under ERISA pertaining to this Agreement.

1.4.     Agreement

         Agreement means this Plan and Trust Agreement and all amendments or addendums to this Agreement.

1.5.     Alternate Payee

         Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

1.6.     Anniversary Date

         Anniversary Date means December 31 of each Plan Year.

1.7.     Annual Compensation

         (a) Annual Compensation, pursuant to the safe harbor definition of Treasury Regulation Section 1.4152(d)(11), means wages as defined in Code Section 3401(a) and all other payments of compensation to an Employee by the Employer in the course of the Employer's trade or business for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d) and 6051(a)(3). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed such as the exception for agricultural labor in Code Section 3401(a)(2).

         (b) Notwithstanding the foregoing, Annual Compensation taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000, or such larger amount the Secretary of the Treasury may prescribe for the relevant year. (However, for Plan Years beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted.) The $200,000 limit shall be adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d) except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year. If the period for determining compensation used in calculating an Employee's allocation for a determination period is a short Plan Year the Annual Compensation limit is an amount equal to the otherwise applicable Annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12). If Compensation for any prior determination period is taken into account in determining an Employee's allocations or benefits for the current determination period, the Compensation for such prior year is subject to the applicable Annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable Annual Compensation limit is $200,000. The $200,000 (or adjusted) Annual Compensation limit applies to the combined Annual Compensation of the Employee and of any Family Member aggregated with the Employee under Section 1.24 who is either (i) the Employee's spouse, or (ii) the Employee's lineal descendant under the age of 19. If, for a Plan Year, the combined Annual Compensation of the Employee and the Family Members who are Participants entitled to an allocation for that Plan Year exceeds the $200,000 (or adjusted) limit, Annual Compensation for each such Participant, for purposes of the contribution and allocation provisions of Articles III and V, means his or her Adjusted Compensation. Adjusted Compensation is the amount which bears the same ratio to the $200,000 (or adjusted) limit as the affected Participant's Annual Compensation without regard to the $200,000 (or adjusted) limit bears to the combined Annual Compensation of all the affected Participants in the family unit. If the Plan uses permitted disparity, the Committee must determine the integration level of each affected Family Member Participant prior to prorating the $200,000 (or adjusted) limit, but the combined integration level of the affected Participants may not exceed the $200,000 (or adjusted) limit. The combined Excess Compensation of the affected Participants in the family unit may not exceed the $200,000 (or adjusted) limit minus the affected Participants' combined integration level, as determined under the preceding sentence. If the combined Excess Compensation exceeds this limit, the Committee will prorate the Excess Compensation limit among the affected Participants in the family unit in proportion to each individual's Adjusted Compensation minus his or her integration level.

         (c) For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Annual Compensation means Annual Compensation defined in this Section 1.6, except any exclusions from Annual Compensation other than the exclusions described in clauses (a)(i), (ii), (iii), (iv), and (v) do not apply. The Employer also may elect to use an alternate nondiscriminatory definition, under Code Section 414(s) and the applicable Treasury regulations. In determining Annual Compensation under this paragraph, the Employer may elect to include all Elective Contributions made by the Employer on behalf of the Employees. The Employer's election to include Elective Contributions must be consistent and uniform for Employees and all plans of the Employer for any particular Plan Year. The Employer may make this election to include Elective Contributions for nondiscrimination testing purposes, whether or not this Section includes Elective Contributions in the general Annual Compensation definition of the Plan.

         (d) Notwithstanding the foregoing, Annual Compensation for any Self-Employed Individual means Earned Income.

         (e) Notwithstanding the foregoing, Annual Compensation includes, pursuant to the safe harbor definition of Treasury Regulation
               Section 1.414.(s)-1(c)(4):

               (i) Elective Contributions that are made by the Employer on behalf of its Employees that are not includable in gross income under Code Section 125 relating to a cafeteria plan; Code Section 402(a)(8) relating to a Code Section 401(k) arrangement; Code Section 402(h) relating to a simplified employee pension plan; and Code Section 403(b) relating to a tax sheltered annuity plan;

               (ii) Compensation deferred under an eligible deferred compensation plan defined in Code Section 457(b) for state and local governments and tax-exempt organizations; and

               (iii) Employee Contributions under governmental plans described in Code Section 414(h)(2) picked up by the employing unit and treated as Employer Contributions.

1.8.     Beneficiary

         Beneficiary means any person or fiduciary designated by a Participant or Former Participant who is or may become entitled to receive benefits under Article VII following the death of the Participant or Former Participant. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed the benefits to the Beneficiary. A Beneficiary's right to information or data concerning the Plan, and the respective duties of the Administrator, the Committee and the Trustee to provide to the Beneficiary information or data concerning the Plan, shall not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan. For purposes of determining whether the Plan is a Top-Heavy Plan, a Beneficiary of a deceased Participant shall be considered a Key Employee or a Non-Key Employee in accordance with the applicable Treasury Regulations.

1.9.     Cash Value

         Cash Value means the cash surrender value of any Contract acquired under the Plan, including all dividends or other accumulations remaining with the Insurance Company as part of such Contract, on the date cash value is to be determined.

1.10.    Code

         Code means the Internal Revenue Code of 1986, as amended from time to time. A reference to a Code Section in this Agreement means the provisions or successor provisions of the particular Code Section, as amended or replaced from time to time.

1.11.    Committee

         Committee means the Plan Committee as from time to time constituted pursuant to Article XII.

1.12.    Contract

         Contract means any life insurance, annuity, or other contract which may be issued by an Insurance Company.

1.13.    Determination Date

         Determination Date means (a) the last day of the preceding Plan Year or (b) in the case of the first Plan Year, the last day of the first Plan Year.

1.14.    Disability

         Disability means the physical or mental incapacity of a Participant which, in the opinion of a physician approved by the Committee, will permanently prevent the Participant from performing any of the usual duties of his or her employment.

1.15.    Early Retirement Date

         An Early Retirement Date is not provided under this Plan.

1.16.    Effective Date

         The original Effective Date of this Plan is April 1, 1988. The Effective Date of this Plan as restated during the 1993 Plan Year is April 1, 1988.

1.17.    Employee

         (a) Employee means any individual currently employed by the Employer maintaining the Plan or of any other Employer required to be aggregated with the Employer under Code Sections 414(b), (c),
               (m) or (o).

         (b) The Plan treats any Leased Employee as an Employee of the Employer unless excluded by an exclusion classification in
               Section 2.1. A Leased Employee is an individual, who otherwise is not an Employee of the Employer, who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code
               Section 144(a)(3)) on a substantially full time basis for at least one (1) year and who performs services historically performed by Employees in the Employer's business field. If a Leased Employee is treated as an Employee because of this
               Section 1.16, Annual Compensation includes compensation from the leasing organization which is attributable to services performed for the Employer.

         (c) Notwithstanding the foregoing, the Plan does not treat any Leased Employee as an Employee of the Employer if the leasing organization covers the Employee in a safe harbor plan and, prior to the application of this safe harbor plan exception, twenty percent (20%) or less of the Employer's Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least ten percent (10%) of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the ten percent (10%) contribution on the basis of compensation defined in Code Section 415(c)(3) plus salary deferrals.

         (d) The Committee must apply this Section 1.16 in a manner consistent with Code Sections 414(n) and 414(o) and the applicable Treasury regulations. The Committee will reduce a Leased Employee's allocation of Employer Contributions under this Plan by the Leased Employee's allocation under the leasing organization's plan, but only to the extent that allocation is attributable to the Leased Employee's service provided to the Employer. The leasing organization's plan must be a money purchase pension plan which would satisfy the definition under this Section 1.16 of a safe harbor plan, irrespective of whether the Employer is able to apply the safe harbor plan exception.

1.18.    Employer

         EFFECTIVE APRIL 1, 1988, Employer means MORNINGSTAR FOODS INC., the Plan Sponsor, and BANCROFT DAIRY INC., STAR SPECIALTY FOODS INC. and VELDA FARMS INC., the Participating Employers. EFFECTIVE JUNE 4, 1991, the corporate name of MORNINGSTAR FOODS INC. was changed to THE MORNINGSTAR GROUP INC. EFFECTIVE JUNE 10, 1992, the term Employer includes the additional Participating Employer, BANCROFT DAIRY MARYLAND INC. EFFECTIVE JANUARY 1, 1993, a portion of the assets of THE MORNINGSTAR GROUP INC. were transferred to MSTAR INC. EFFECTIVE JANUARY 1, 1993, Employer means THE MORNINGSTAR GROUP INC., the Plan Sponsor, and BANCROFT DAIRY INC., BANCROFT DAIRY MARYLAND INC., STAR SPECIALTY FOODS INC., VELDA FARMS INC., and MSTAR INC. EFFECTIVE APRIL 1, 1993, the term Employer includes the additional Participating Employer FAVORITE FOODS INC. EFFECTIVE MAY 1, 1993, the term Employer includes the additional Participating Employers AVOSET FOOD CORPORATION and AVOSET INTERNATIONAL LTD. and any other employer, who, with the written consent of THE MORNINGSTAR GROUP INC. adopts this Plan.

1.19.    Entry Date

         Entry Date means the first pay period ending on or after the first day of any calendar month after the requirements of Section 2.1 are met.

1.20.    ERISA

         ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.21.    Family Member

         Family Member means an Employee's spouse and lineal ascendants or descendants and the spouses of lineal ascendants and descendants, as described in Code Section 414(q)(6)(B).

1.22.    Forfeiture

         Forfeiture means the loss, by a Participant or Beneficiary, pursuant to Section 9.4, of that part of the benefit which the Participant or Beneficiary otherwise would have received under the Plan at any time prior to the termination of the Plan or the complete discontinuance of benefits under the Plan, arising from the Participant's severance of employment.

1.23.    Former Employee

         Former Employee means any individual who is no longer employed by the Employer.

1.24.    Former Participant

         Former Participant means any individual who has been a Participant in the Plan, but who is either no longer employed by the Employer or is otherwise no longer eligible to participate and has not yet received the entire benefit to which the individual is entitled under the Plan.

1.25.    Highly Compensated Employee

         Highly Compensated Employee means any Participant or Former Participant who is a Highly Compensated Employee, defined in Code
         Section 414(q). Generally, any Participant or Former Participant is considered a Highly Compensated Employee if, during the Plan Year (the "Determination Year") or during the twelve month period immediately preceding the Determination Year or, if the Employer elects, the calendar year ending with or within the Determination Year (the "Look Back Year"), the Participant or Former Participant:

         (a)   was at any time a Five Percent Owner, defined in Section 1.45(g);

         (b) received Compensation from the Employer in excess of $75,000, as adjusted by the Secretary of the Treasury for the relevant year;

         (c) received Compensation from the Employer in excess of $50,000, as adjusted by the Secretary of the Treasury for the relevant year, and was in the top-paid group of Employees for the relevant year. An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Annual Compensation paid during the Plan Year. However, solely for determining the total number of active Employees for a year, the following Employees are disregarded:

               (i) The Employees described in this subsection (i) are excluded on the basis of age or Service:

                         (A) Employees who have not completed six (6) months of Service by the end of the year. (An Employee's Service in the immediately preceding year is added to the Employee's Service in the current year to determine whether the exclusion applies in the current year.);

                         (B) Employees who normally work less than 17 1/2 hours per week. (This determination is made independently for each year. Weeks during which the Employee did not work are not considered. An Employee who works less than 17 1/2 hours a week for fifty percent (50%) or more of the total weeks worked by the Employee during the year is deemed to normally work less than 17 1/2 hours per week under this rule.);

               (ii) Employees who are included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer which satisfies Code Section 7701(a)(46) and Temporary Treasury Regulation Section 301.7701-17T are included in determining the number of Employees in the top-paid group unless the following exception applies. If ninety percent (90%) or more of the Employees of the Employer are covered under collective bargaining agreements that the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, which agreements satisfy Code Section 7701(a)(46) and Temporary Treasury Regulation Section 301.7701-17T, and the Plan covers only Employees who are not covered under the agreements, then the Employees who are covered under the agreements are (A) not counted in determining the number of noncollective bargaining employees who will be included in the top-paid group in testing the Plan; and (B) not included in the top-paid group in testing the Plan.

         (d) was at any time an officer of the Employer having Compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the relevant year. The number of officers taken into account under clause (d) will not exceed the greater of three (3) or ten percent (10%) of the total number (after application of the Code Section 414(q) exclusions) of Employees, but no more than fifty (50) officers. If no Employee satisfies the Compensation requirement in clause (d) for the relevant year, the Committee will treat the highest paid officer as satisfying clause (d) for that year.

         If the Employee satisfies the definition in clause (b), (c) or (d) in the Determination Year, but does not satisfy clause (b), (c) or (d) during the Look Back Year and does not satisfy clause (a) in either period, the Employee is a Highly Compensated Employee only if the Employee is one of the one hundred (100) most highly compensated Employees for the Plan Year.

         The Committee must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top paid twenty percent (20%) group, the top one hundred (100) paid Employees, the number of officers includable in clause (d) and the relevant Compensation, consistent with Code Section 414(q) and regulations issued under that Code Section. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Look Back Year, as prescribed by Treasury regulations. A calendar year election must apply to all plans and arrangements of the Employer.

         For purposes of applying any nondiscrimination test required under the Plan or under the Code, in a manner consistent with applicable Treasury regulations, the Committee will treat a Highly Compensated Employee and all Family Members as defined in Section 1.20 as a single Highly Compensated Employee, but only if the Highly Compensated Employee is a more than five percent (5%) owner or is one of the ten
         (10) Highly Compensated Employees with the greatest Compensation for the Plan Year. This aggregation rule applies to a Family Member even if that Family Member is a Highly Compensated Employee without family aggregation.

         A Former Participant who separated from Service, or is deemed to have separated from Service under applicable Treasury regulations, prior to the Plan Year, performs no Service for the Employer during the Plan Year and was a Highly Compensated Employee either for the Separation Year or any Plan Year ending on or after such Former Participant attained age fifty-five (55) years is considered a Highly Compensated Employee. Generally, Separation Year means the Plan Year during which the Employee separates from Service with the Employer. A Former Participant who separated from Service prior to January 1, 1987 is considered a Highly Compensated Employee only if the Former Participant was a Five Percent Owner or received Compensation in excess of $50,000 during (a) the Participant's Separation Year or the year preceding the Separation Year or (b) any year ending on or after such Former Participant attained age fifty-five (55) years or the last year ending before such Former Participant attained age fifty-five
         (55) years.

         For purposes of this Section, Compensation means Annual Compensation defined in Section 1.6, excluding only the exclusions described in paragraphs (i) through (v), and including deferrals under (a) Code
         Section 402(a)(8) relating to a Code Section 401(k) arrangement; (b) Code Section 125 relating to a cafeteria plan; (c) Code Section 403(b) relating to a tax sheltered annuity plan; and (d) Code Section 408(h) relating to a simplified employee pension. Compensation from each Related Employer shall be taken into account.

1.26.    Hour of Service

         (a) Any Employee or Participant who is compensated on an hourly-rated basis shall be credited with an Hour of Service for:

               (i) each hour for which the Employee or Participant is either directly or indirectly paid or entitled to payment by the Employer for the performance of duties or for reasons other than for the performance of duties due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, whether or not the employment relationship was terminated; and

               (ii) each hour for which back pay has been awarded to the Employee or Participant or agreed to by the Employer, irrespective of mitigation of damages.

         (b) Any Employee or Participant who is compensated on a basis other than an hourly-rated basis and who, if hourly-rated, would be credited with one (1) Hour of Service pursuant to the preceding sentence, shall be credited with the number of Hours of Service as follows:

               (i) ten (10) hours of service per day, if compensated on a daily basis;

               (ii) forty-five (45) hours of service per week, if compensated on a weekly basis;

               (iii) ninety (90) hours of service per bi-weekly period, if compensated on a bi-weekly basis;

               (iv) ninety-five (95) hours of service per semi-monthly period, if compensated on a semi-monthly basis; or

               (v) one hundred ninety (190) hours of service per month, if compensated on a monthly basis.

         (c) The number of Hours of Service which shall be credited to an Employee or Participant for being entitled to payment for reasons other than for the performance of duties shall be determined under Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference. The method for crediting Hours of Service under
               Section 1.26(b) for each Participant shall be the same method used for crediting Hours of Service for which the Participant received compensation. Notwithstanding the foregoing, not more than five hundred one (501) Hours of Service shall be credited to any Employee or Participant during any Computation Period for any single, continuous period during which the Employee or Participant performs no duties.

         (d) An Hour of Service performed for any other entity that is a Related Employer with respect to the Employer shall be considered an Hour of Service performed for the Employer.

1.27.    Individual Accounts

         Individual Accounts means accounts or records maintained by the Committee or its agent indicating the monetary value of the total interest in the Trust Fund of each Participant, each Former Participant, and each Beneficiary. The types of Individual Accounts under this Plan are:

         (a) Employer Contribution Accounts holding Employer Contributions made to the Plan under Section 3.1 and attributable earnings. The types of Employer Contribution Accounts maintained under this Plan are:

               (i) Employer Matching Contribution Accounts holding Employer Contributions made to the Plan for the benefit of an Employee because of an Elective Contribution made with respect to the Employee or a contribution by the Employee.

               (ii) Employer Matching Contribution Suspense Account holding excess Employer Matching Contributions made to the Plan pending allocation at a time so as not to exceed the maximum deductible limit.

               (ii) Employer Fail Safe Contribution Accounts holding Employer Contributions made to the Plan for the benefit of an Employee to comply with the nondiscrimination rules of Code Section 401(k) and
                         (m).

               (iii) Forfeiture Suspense Accounts holding Employer Matching Contributions made to the Plan to which terminated Participants are not entitled.

         (b) Participant Contribution Accounts holding Participant Contributions made to the Plan and attributable earnings. The types of Participant Contribution Accounts maintained under this Plan are:

               (i) Participant After-Tax Contribution Accounts holding the after-tax contributions of the Participant to the Plan pursuant to Section 3.6.

               (ii) Rollover Accounts holding the Participant's qualified rollover to the Plan pursuant to Article XVII.

               (iii) Qualified Voluntary Employee Contribution Rollover Accounts holding the Participant's qualified rollover consisting of deductible employee contributions.

               (iv)      Prior Plan Accounts are not maintained under this Plan.

               (v) Salary Deferral Accounts holding the amount contributed by the Employer as the result of an election by a Participant to have that amount contributed to the Plan rather than paid as cash or other taxable benefit pursuant to Section 3.1.

1.28.    Insurance Company

         Insurance Company means any legal reserve life insurance company which may issue a Contract under this Agreement.

1.29.    Limitation Year

         Limitation Year means the Plan Year.

1.30.    Named Fiduciary

         Named Fiduciary shall mean a fiduciary named in the Plan or who is identified as a fiduciary pursuant to a procedure specified in the Plan.

         The Named Fiduciaries jointly and severally shall have authority to control and manage the operation and administration of the Plan. Unless the Board of Directors of the THE MORNINGSTAR GROUP INC. specifies otherwise, the Named Fiduciaries of this Plan shall be the President and Chief Executive Officer of THE MORNINGSTAR GROUP INC., the Vice President and Chief Financial Officer of THE MORNINGSTAR GROUP INC., the Vice President of Human Resources of MSTAR INC., and the Corporate Benefits Manager of MSTAR INC.

1.31.    Nonforfeitable

         Nonforfeitable means a vested interest attained by a Participant or Beneficiary in that part of the Participant's benefit under the Plan arising from the Participant's Service, which claim is unconditional and legally enforceable against the Plan.

1.32.    Non-Highly Compensated Employee

         Non-Highly Compensated Employee means an Employee, Former Employee or Beneficiary who is not a Highly Compensated Employee.

1.33.    Normal Retirement Age

         Normal Retirement Age means, for each Participant, the later of (i) the date the Participant attains age sixty-five (65) years or (ii) the date the Participant's age plus years of participation in the Plan equal seventy (70).

1.34.    Normal Retirement Date

         Normal Retirement Date means, for each Participant, the first day of the month coincident with or next following the date the Participant attains Normal Retirement Age.

1.35.    One Year Break in Service

         (a) A One Year Break in Service, for purposes of eligibility, means a Period of Severance of at least twelve (12) consecutive months. A Period of Severance means a continuous period of time during which an Employee is not employed by the Employer. Such period shall begin on the date the Employee retires, quits, is discharged, or dies, or, if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from work.

         (b) A One Year Break in Service, for purposes of vesting, means a Period of Severance of at least twelve (12) consecutive months. A Period of Severance means a continuous period of time during which an Employee is not employed by the Employer. Such period shall begin on the date the Employee retires, quits, is discharged, or dies, or, if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from work.

         (c) An Employee shall receive credit for purposes of determining whether he has incurred a One Year Break in Service under subsection (a) or (b) above for the aggregate of all time period(s) commencing with the first day such Employee completes an Hour of Service, the Employment Commencement Date, (including such day following reemployment) and ending on the date a Break in Service begins. An Employee shall also receive credit for any Period of Severance of less than twelve (12) consecutive months. Fractional periods of a year shall be expressed in terms of days.

         (d) In the case of an Employee who is absent from work for "authorized reasons" or for "maternity or paternity reasons," the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not be a Break in Service.

               (i) For purposes of this paragraph (d), absence from work for "authorized reasons" means an unpaid temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service or any other reason.

               (ii) For purposes of this paragraph (d), absence from work for "maternity or paternity reasons" means an absence from work for any period because of the pregnancy of the individual, the birth of a child of the individual, the placement of a child with the individual relating to the adoption of such child by such individual, or for the purpose of caring for such child for a period beginning immediately following such birth or placement. In the case of absence from work for "maternity or paternity reasons," the period between the first and second anniversaries of the first date of absence due to said leave shall be treated as neither a Period of Service nor a Period of Severance.

1.36.    Owner-Employee

         Owner-Employee means a sole proprietor or a partner who owns more than ten percent (10%) of either the capital interest or profits interest in an unincorporated Employer and who receives income from such unincorporated Employer for personal services.

1.37.    Participant

         Participant means an Employee of the Employer who has met the eligibility requirements of this Plan and who has been enrolled as a Participant in this Plan.

1.38.    Participating Employer

         Participating Employer means any Related Employer that may elect to adopt this Plan pursuant to Article XI.

1.39.    Plan

         Plan means the profit sharing plan with a cash deferred arrangement under Code Section 401(k) embodied in this Agreement, as amended from time to time, designated as THE MORNINGSTAR FOODS INC. EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN. Effective January 1, 1993, the Plan is designated as THE MORNINGSTAR GROUP INC. EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN.

1.40.    Plan Year

         The first Plan Year means the nine (9) consecutive month period from April 1, 1988 to the next following December 31, 1988. Thereafter, Plan Year means the twelve (12) consecutive month period from January 1 of each year to the next following December 31.

1.41.    Predecessor Employer

         Predecessor Employer means a business organization which has been acquired by the Employer, whether by merger, stock purchase or acquisition of the assets and business of the business organization.

1.42.    Related Employer

         A related group of employers is a controlled group of corporations (defined in Code Section 414(b)), trades or businesses (whether or not incorporated) which are under common control (defined in Code Section 414(c)) or an affiliated service group (defined in Code Section 414(m) or in Code Section 414(o)). If the Employer is a member of a related group, the term "Employer" includes the related group members for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles II and IX, applying the participation test of Code Section 401(a)(26) and the coverage test of Code Section 410(b), applying the limitations on allocations in
         Article V, applying the top-heavy rules and the minimum allocation requirements of Article V, the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code Section or by a Plan provision. However, an Employer may contribute to the Plan only by being a signatory to a Participation Agreement to the Plan. If one or more of the Employer's related group members become Participating Employers by executing a Participation Agreement to the Plan, the term "Employer" includes the participating related group members for all purposes of the Plan, and Administrator means the Employer that is the signatory to the Plan. For Plan allocation purposes, Compensation does not include Compensation received from a Related Employer that is not participating in this Plan.

1.43.    Self-Employed Individual

         Self-Employed Individual means an individual who has earned income for the taxable year from the trade or business for which the Plan is established or an individual who would have had earned income for the fact that the trade or business had no net profits for the taxable year.

1.44.    Service

         (a) Service means any period of time the Employee is in the employ of the Employer. Service in all cases includes periods during which the Employee is on an "authorized leave of absence" or a "maternity or paternity leave of absence" defined in Section 1.34(d) relating to One Year Break in Service. Leaves of absence also shall include periods of absence in connection with military service during which the Employee's re-employment rights are legally protected. Except for absence by reason of military service, leaves of absence shall be for a maximum period of two (2) years. Leaves of absence shall be granted on a uniform and nondiscriminatory basis.

         (b) If the Employer maintains the plan of a Predecessor Employer, Service shall include service for the Predecessor Employer. To the extent it may be required under applicable Treasury regulations under Code Section 414, Service shall include all service for any Predecessor Employer.

1.45.    Shareholder-Employee

         Shareholder-Employee means a Participant who owns more than five percent (5%) of the Employer's outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation under Code Section 1362(a) and who receives income from the Employer for personal services.

1.46.    Top-Heavy Plan Status/Super Top-Heavy Plan Status

         This Plan shall be a Top-Heavy Plan in any Plan Year in which, as of the Determination Date, (a) the Present Value of Accrued Benefits of Key Employees, or (b) the sum of the Aggregate Accounts of Key Employees of any plan of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits or Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

         If any Participant is a Non-Key Employee for any Plan Year, but the Participant was a Key Employee for any prior Plan Year, the Participant's Aggregate Account balance shall not be taken into account in determining whether this Plan is a Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group) as further defined in Code Section 416(g) and the applicable Treasury regulations.

         This Plan shall be a Super Top-Heavy Plan for any Plan Year in which, as of the Determination Date, (a) the Present Value of Accrued Benefits of Key Employees, or (b) the sum of the Aggregate Accounts of Key Employees of any plan of an

         Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

         If any Participant is a Non-Key Employee for any Plan Year, but the Participant was a Key Employee for any prior Plan Year, the Participant's Aggregate Account balance shall not be taken into account in determining whether this Plan is a Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group) as further defined in Code Section 416(g) and the applicable Treasury regulations.

         For purposes of determining Top-Heavy and Super Top-Heavy status, the following definitions shall apply:

         (a) Aggregate Account means, as of the Determination Date, the sum of:

               (i) the Participant Contribution Account and Employer Contribution Account balances as of the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date;

               (ii) the contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet made or required to be made;

               (iii) any plan distributions made during the Determination Period (However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for Top-Heavy purposes to the extent that the distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date.); and

               (iv) any Employee contributions, whether voluntary or mandatory (However, amounts attributable to Participant Deductible Voluntary Contributions shall not be considered to be a part of the Participant's Aggregate Account balance.).

               (v) Regarding unrelated rollovers and plan-to-plan transfers (those which are (A) initiated by the Employee and (B) made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, an unrelated rollover or plan-to-plan transfer shall be considered as a distribution for purposes of this Section. If this Plan is the plan accepting an unrelated rollover or plan-to-plan transfer, an unrelated rollover or plan-to-plan transfer accepted after December 31, 1983 shall not be considered as part of the Participant's Aggregate Account balance. However, unrelated rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance.

               (vi) Regarding related rollovers and plan-to-plan transfers (those either (A) not initiated by the Employee or (B) made to a plan maintained by the same Employer), if this Plan provides for rollovers or plan-to-plan transfers, a related rollover or plan-to-plan transfer shall be considered as a distribution for purposes of this Section. If this Plan is the plan accepting a related rollover or plan-to-plan transfer, a related rollover or plan-to-plan transfer shall be considered as part of the Participant's Aggregate Account balance, irrespective of the date on which the related rollover or plan-to-plan transfer is accepted.

         (b) Aggregation Group means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

               (i) Required Aggregation Group means the group of plans composed of (A) each plan of the Employer in which a Key Employee is a participant or participated at any time during the Determination Period, regardless of whether the plan has terminated; and (B) each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, which shall be aggregated.

                         In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

               (ii) Permissive Aggregation Group means the Required Aggregation Group plus any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy Code Sections 401(a)(4) and 410.

                         In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

               (iii) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated to determine whether the plans are Top-Heavy Plans.

         (c) Determination Date means for any Plan Year (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of the first Plan Year.

         (d) Determination Period means the five (5) year period ending on the Determination Date.

         (e) Employer means the Employer that adopts this Plan. Related Employers shall be considered a single Employer for purposes of applying the limitations of these top-heavy rules.

         (f) Excluded Employees means any Employee who has not performed any Service for the Employer during the five (5) year period ending on the Determination Date. Excluded Employees shall be excluded for purposes of a Top-Heavy determination.

         (g) Key Employee means any Employee or Former Employee, or Beneficiary of the Employee, who, for any Plan Year in the Determination Period is:

               (i) An officer of the Employer having Compensation from the Employer and any Related Employer greater than fifty percent (50%) of the amount in effect under Code
                         Section 415(b)(1)(A);

               (ii) One of the ten (10) Employees having Compensation from the Employer and any Related Employer of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Employer;

               (iii) A Five Percent Owner of the Employer (Five Percent Owner means any person owning, or considered as owning within the meaning of Code Section 318, more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer; or in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.); or

               (iv) A One Percent Owner of the Employer having Compensation from the Employer of more than $150,000 (One Percent Owner means any person having Compensation from the Employer and any Related Employer in excess of $150,000 and owning, or considered as owning within the meaning of Code
                         Section 318, more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer; or in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer.).

               (v) Notwithstanding the foregoing, Key Employee shall have the meaning set forth in Code Section 416(i), as amended.

               (vi) For purposes of determining whether an Employee or Former Employee is an officer under this subsection
                         (g), an officer of the Employer shall have the meaning set forth in the regulations under Code Section 416(i).

               (vii) For purposes of this Section, Compensation means Compensation determined under Section 1.24 for the definition of a Highly Compensated Employee.

               (viii) For purposes of determining ownership hereunder, employers that would otherwise be aggregated as Related Employers shall be treated as separate employers.

         (h) Non-Key Employee means any Employee or Former Employee, or Beneficiary of the Employee, who is not a Key Employee.

         (i) Present Value of Accrued Benefit. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is a Top-Heavy Plan, the Accrued Benefit of a Non-Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Related Employers, or (ii) if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional accrual method described in Code Section 411(b)(1)(C). To calculate the Present Value of Accrued Benefits from a defined benefit plan, the Committee will use the actuarial assumptions for interest and mortality only, prescribed by the defined benefit plan(s) to value benefits for Top-Heavy purposes. If an aggregated plan does not have a Valuation Date coinciding with the Determination Date, the Committee must value the Accrued Benefits in the aggregated plan as of the most recent Valuation Date falling within the twelve
               (12) month period ending on the Determination Date, except as Code Section 416 and applicable Treasury regulations require for the first and second plan year of a defined benefit plan. The Committee will determine whether a plan is Top-Heavy by referring to Determination Dates that fall within the same calendar year.

         (j) Top-Heavy Group means an Aggregation Group in which, as of the Determination Date, the sum of:

               (i) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group; and

               (ii) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group exceeds sixty percent (60%) of a similar sum determined for all Participants.

         (k) Valuation Date shall mean any date on which the Trustee shall value one or more Individual Accounts in accordance with the valuation method provided in the Trust Agreement; provided, however, that the Trustee shall value the Trust Fund not less frequently than as of each Accounting Date to determine the fair market value of each Participant's Individual Accounts in the Trust.

1.47.    Trust Fund

         Trust Fund means all assets of any kind and nature from time to time held by the Trustee or its agent under this Agreement without distinction between income and principal. This Plan creates a single Trust for all Employers participating under the Plan. However, the Trustee will maintain separate records of account to reflect properly each Participant's Accrued Benefit described from each Participating Employer.

1.48.    Trustee

         Trustee means Fidelity Management Trust Company and any successor Trustee.

1.49.    Year of Service

         (a) Year of Eligibility Service means the twelve (12) consecutive month period commencing on an Employee's Employment Commencement Date and ending on the anniversary of the Employee's Employment Commencement Date. If an Employee fails to complete a Year of Eligibility Service on the first anniversary of the Employment Commencement Date, the Employee shall be deemed to complete a Year of Eligibility Service upon the completion of twelve (12) months of Service. An Employee shall receive credit for the aggregate of all time periods commencing with the first day the Employee is entitled to credit for an Hour of Service, including the Re-Employment Commencement Date, and ending on the date a Break in Service begins. An Employee also shall receive credit for any Period of Severance of less than twelve (12) consecutive months. Fractional periods of a year shall be expressed in terms of months, with credit for a month of service being given for each thirty (30) days of Elapsed Time. Service with the Southland Corporation shall be credited for purposes of determining a Participant's Years of Eligibility Service. Service with the Employer by an Employee while he is covered by a collective bargaining agreement shall be credited for purposes of determining a Participant's Years of Eligibility Service when such Employee ceases to be covered by a collective bargaining agreement and is otherwise eligible to become a Participant in the Plan.

         (b)   Year of Vesting Service means twelve (12) months of Service.
               For purposes of determining an Employee's Years of Vesting Service, an Employee shall receive credit for the aggregate of all time periods commencing on an Employee's Employment Commencement Date, including the Re-Employment Commencement Date, and ending on the date a Break in Service begins. An Employee also shall receive credit for any Period of Severance of less than twelve (12) consecutive months. Fractional periods of a year shall be expressed in terms of months, with credit for a month of service being given for each thirty (30) days of Elapsed Time. In computing an Employee's Years of Vesting Service, the following rules shall apply:

               (i) For an Employee who terminates employment and is subsequently re-employed after incurring a One Year Break in Service, Service prior to the Break in Service shall not be taken into account until the Employee has completed a Year of Service after re-employment.

               (ii) For a Participant who terminates employment and who subsequently is re-employed after incurring five (5) consecutive One Year Breaks in Service, Years of Service after the Break in Service shall not be taken into account for purposes of determining the Nonforfeitable percentage of an Employee's Account Balance derived from Employer Contributions which accrued before the Break in Service.

               (iii) For a Participant who terminates employment without any vested right to the Employer Contribution Account and who is re-employed after a One Year Break in Service, Service before the Break in Service shall not be taken into account if the number of consecutive One Year Breaks in Service equals or exceeds the greater of (A) five (5), or (B) the aggregate number of Years of Service before the Break in Service.

               (iv) Years of Service with the Employer during which an Employee or Participant elected in accordance with
                         Section 3.6 not to make required Participant After Tax Contributions shall not be considered for purposes of vesting. This exception shall not apply to any Plan Year for which a Participant made any required Participant After Tax Contributions in the full amount required under Section 3.6.

               (v) Years of Service with the Employer before a Participant enters the Plan shall not be considered for purposes of vesting provided that years of participation in the Southland Corporation Employees Savings and Profit Sharing Plan shall be considered for purposes of vesting.

         (c) If the Employer is a member of a group of Related Employers, then Year of Service for purposes of eligibility and vesting shall include Service with any Related Employer.

         (d) For purposes of determining Years of Service for eligibility and vesting, the following definitions shall apply:

               (i) Employment Commencement Date means the date on which an Employee is first entitled to credit for an Hour of Service.

               (ii) Period of Severance means the period of time commencing on the Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service for the Employer.

               (iii) Re-Employment Commencement Date means the first date, following a Period of Severance which is not required to be considered under the Service rules, on which the Employee performs an Hour of Service for the Employer.

               (iv) Severance from Service Date means the date on which occurs the earlier of: (A) the date on which an Employee quits, retires, is discharged or dies; or (B) the first anniversary of the first date of a period in which an Employee remains absent from Service, with or without pay, with the Employer for any other reason, such as vacation, holiday, sickness, disability, leave of absence or layoff.


                                 * * * * * * *

                                   ARTICLE II

                         Eligibility and Participation


2.1.     Eligibility Conditions

         (a) Each Employee shall be eligible to participate in this Plan on the Entry Date coincident with or next following completion of one (1) Year of Service with the Employer.

         (b) Notwithstanding the preceding sentence, an Employee who has completed at least one (1) Year of Service with the Employer on the Effective Date of this Plan shall be eligible to participate in this Plan on the Effective Date.

         (c)   The following Employees are not eligible to participate in the
               Plan:

               -- Collective Bargaining Employees. Each Employee who is a member of a collective bargaining unit shall not be eligible to participate in this Plan unless the collective bargaining agreement provides otherwise.
                         An Employee is a member of a collective bargaining unit if the Employee is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between the Employee representatives and the employer or employers. The term "Employee representatives" does not include an organization of which more than one-half ( 1/2) the members are owners, officers, or executives of the Employer.

               --        Any Employee who is classified as "Temporary - N.B."
                         in the employment records of the Employer.

               --        Any Leased Employee treated as an Employee under
                         Section 1.17 is not eligible to participate in the Plan.

               If a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If a Participant incurs a Break in Service, eligibility will be determined under the Break in Service rules of Section 1.35.

               If an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, the Employee will participate immediately if the Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

2.2.     Participation

         Whenever a new Employee is hired by the Employer, the Employer immediately shall give notice to the Committee of the employment and shall identify the new Employee. The Committee shall notify in writing each new Employee of the pending eligibility as soon as administratively feasible prior to the date on which the Employee will become eligible and shall furnish the Employee a copy of this Agreement or any other explanation of the Plan that the Committee shall provide for that purpose. Each Employee so notified automatically will become a Participant upon meeting the requirements of Section 2.1.

2.3.     Participant Re-Entry

         If the employment of a Participant is terminated and the Participant subsequently is re-employed, the re-employed Employee shall become a Participant on the Re-employment Commencement Date. If an Employee terminates employment prior to satisfying the eligibility requirements of Section 2.1 and subsequently is re-employed, the re-employed Employee shall become a Participant after meeting the eligibility requirements of Section 2.1, but shall be credited for Service retroactively to the Re-employment Commencement Date for purposes of eligibility and vesting. If an Employee becomes eligible but terminates employment prior to the first Entry Date, and the Employee is later re-employed, the Employee shall become a Participant on the Re-employment Commencement Date.


                                 * * * * * * *

                                  ARTICLE III

                         Contributions and Withdrawals


3.1.     Employer Contributions

         (a) Employer Elective Contributions and Participant Elective Deferrals. For each Plan Year, the amount of the Employer Elective Contribution to the Trust Fund will equal the amount determined under this paragraph. Each Participant shall defer not less than 6% of Annual Compensation, but shall not elect to defer an amount to cause the Plan to violate the limitations of this Section or Section 5.3, or to exceed the maximum amount allowable as a deduction to the Employer under Code Section 404. If such mandatory deferral shall cause the Participant to exceed the limits on Salary Deferral under this Section, such Participant shall elect a Participant After Tax Contribution in the amount of the mandatory deferral. EFFECTIVE JANUARY 1, 1994, a participant whose Base Annual Compensation exceeds $50,000.00 during a Plan Year shall not defer more than six percent (6%) of Annual Compensation. For purposes of the foregoing sentence, Base Annual Compensation means Annual Compensation excluding bonuses and overtime pay.

               A Participant may elect to defer Annual Compensation only in an amount which the Participant otherwise could elect to receive in cash and which is currently available to the Participant.
               Annual Compensation is not currently available to the Participant if the Participant is not eligible to receive it at the time of the deferral election. The amounts by which a Participant elects to reduce Annual Compensation under this Plan shall be that Participant's Elective Deferrals. The Employer shall contribute to the Trust Fund the amount of each Participant's Elective Deferrals which shall be treated as Employer Elective Contributions and credited to that Participant's Salary Deferral Account.

               (i) The Employer and the Committee shall adopt a procedure necessary to implement the deferral elections.

               (ii) The Employer shall permit changes in a Participant's deferral election on the Entry Date(s) of each Plan Year.

               (iii) Elective Deferrals, for purposes of the following clauses (iv) through (viii), means for any taxable year the sum of:

                         (A) any Employer contribution under a qualified cash or deferred arrangement defined in Code
                                Section 401(k), to the extent not includable in gross income for the taxable year under Code
                                Section 402(a)(8), determined without regard to the dollar limitation under Code Section 402(g);

                         (B) any Employer contribution under a simplified employee pension as defined in Code Section 408(k)(6), pursuant to a salary reduction agreement; and

                         (C) any Employer contribution toward the purchase of a tax sheltered annuity contract as defined in Code Section 403(b), pursuant to a salary reduction agreement.

                         Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

               (iv) A Participant's Elective Deferrals shall not exceed the statutory dollar limitation under Code Section 402(g) for the taxable year of the Participant. The dollar limitation under Code Section 402(g) is $7,000 indexed for cost-of-living adjustments under Code
                         Section 415(d) ($7,627 for 1989, $7,979 for 1990,
                         $8,475 for 1991) or the amount of the dollar limitation under Code Section 402(g) in effect on January 1 of each calendar year, as adjusted annually by the Secretary of the Treasury.

               (v) Excess Elective Deferrals means those Elective Deferrals that are includable in a Participant's gross income under Code Section 402(g) to the extent the Participant's Elective Deferrals for a taxable year exceed the dollar limitation under Code Section 402(g). Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

               (vi) If the statutory dollar limitation in clause (iv) is exceeded, the Committee shall direct the Trustee to distribute the Excess Elective Deferrals, and any income or loss allocable to the Excess Elective Deferrals, to the Participant not later than the first April 15 following the close of the Participant's taxable year. If there is a loss allocable to the Excess Elective Deferral, the distribution shall in no event be less than the lesser of the Participant's Salary Deferral Account or the Participant's Elective Deferrals for the Plan Year. The amount of Excess Elective Deferrals to be distributed to an Employee for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in the taxable year of the Employee.

               (vii) If a Participant is also a participant in (A) another qualified cash or deferred arrangement defined in Code
                         Section 401(k); (B) a simplified employee pension defined in Code Section 408(k); or (C) a salary reduction arrangement pursuant to which an employer purchases a tax sheltered annuity contract defined in Code Section 403(b), and the Elective Deferrals made under the other arrangement(s) and this Plan cumulatively exceed $7,000 indexed for cost-of-living adjustments under Code Section 415(d) ($7,627 for 1989, $7,979 for 1990, $8,475 for 1991) or the amount of the dollar limitation under Code Section 402(g) in effect on January 1 of each calendar year, as adjusted annually by the Secretary of the Treasury, then the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of the excess and request that the Participant's Elective Deferrals under this Plan be reduced by an amount specified by the Participant. The specified amount then shall be distributed in the same manner as provided in clause
                         (vi).  A Participant is deemed to notify the
                         Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

               (viii) If any of the foregoing provisions of this Section are not in conformity with applicable Treasury regulations, the nonconforming provisions may be amended retroactively to assure conformity.

         (b) Employer Matching Contributions. For each Plan Year, the amount of the Employer Matching Contribution to the Trust Fund will equal an amount equal to a matching percentage the Employer from time to time may deem advisable of the Participant's Elective Deferrals for the Plan Year. Notwithstanding the foregoing, the Employer Matching Contribution for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under Code Section 404. The Employer Matching Contribution for any Plan Year on behalf of a Participant shall not exceed the Participant's Annual Additions limitation described in Section 5.3, even if the contribution formula otherwise would require a larger contribution. The Employer Matching Contribution on behalf of Highly Compensated Employees for the Plan Year shall not exceed the maximum contribution percentage amounts permitted by the ACP test set forth in
               Section 4.8(a), to prevent Excess Aggregate Contributions from being made, pursuant to Final Treasury Regulations Section 1.401(m)-1(e)(1). The Employer Matching Contribution on behalf of each Participant shall be allocated to each Participant's Employer Matching Contribution Account.

         (c) Reduction of Employer Contributions. At the direction of the Employer, the Employer Elective Contribution will be decreased ratably, and the Participant After Tax Contribution will be increased ratably to the extent necessary to prevent the Employer Matching Contribution from exceeding the maximum deductible for Federal income tax purposes. If decreasing such deferrals to zero is not sufficient to prevent the Employer Matching Contribution from exceeding such maximum deductible, the portion of the Employer Matching Contribution allocated to the Participant will be reduced to the extent necessary at the direction of the Employer; such reduction will be held in the Employer Matching Contribution Suspense Account and shall be paid as additional employer contributions in subsequent years at the discretion of the Employer as soon as practicable without exceeding such maximum deductible limit.

3.2.     Deadline for Employer Contributions.

         (a) The Employer shall pay to the Trustee the Employer Elective Contribution for each Plan Year not later than thirty (30) days, or within the time prescribed by applicable Treasury regulations, after the Plan Year for which they are deemed paid. Notwithstanding the foregoing, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee with reasonable promptness and not later than the end of the succeeding month following the payroll deductions.

         (b) The Employer shall pay to the Trustee the Employer Contributions (other than Elective Contributions) at any time and from time to time; except that the total Employer Contribution for any Plan Year shall be paid in full not later than the time prescribed by Code Section 404(a)(6) to enable the Employer to obtain a deduction on its federal income tax return for the Employer's taxable year. The total Employer Contribution for any Plan Year shall be deemed made on the Anniversary Date of that Plan Year.

3.3.     Deposit of Employer Contributions

         All Employer Contributions shall be added immediately to and become a part of the Trust Fund.

3.4.     Crediting of Employer Contributions

         All Employer Elective Contributions and Employer Matching Contributions shall be credited to the Salary Deferral Account and Employer Matching Account, respectively, of each Participant as of each Anniversary Date.

3.5.     Withdrawal of Employer Contributions

         The Plan does not permit withdrawal of Employer Contributions.

3.6.     Participant Voluntary After Tax Contributions

         For each Plan Year, every Participant who is actively participating in the Plan shall contribute to the Trust One Dollar ($1.00) of his Compensation for the Plan Year as a Participant After Tax Contribution. For purposes of this Section, the phrase "actively participating in the Plan" means an Employee who has satisfied the eligibility conditions of Section 2.1, has executed a consent to make Participant Contributions, and makes a required Participant Contribution in the full amount for the Plan Year. A Participant who does not make a required Participant Contribution in the full amount for a Plan Year under this Section shall not receive an Employer Contribution allocation under Section 5.2 for that Plan Year.

         The Committee, from time to time, shall establish payroll deduction or other payment procedures to effect required Participant Contributions under this Section. Furthermore, the Committee, not later than six
         (6) months after the Employee's Employment Commencement Date, shall furnish each Employee the appropriate form for consenting to required Participant Contributions under this Section. The consent form shall include a statement explaining to the Employee the effect of the failure to consent to required Participant Contributions.

         Subject to the investment provisions of Sections 14.1 and 14.2, the Trustee and the Committee shall hold, administer, and distribute a required Participant Contribution as provided herein.

         Each Participant, for the Participant's own benefit, shall have the right to make Voluntary After Tax Contributions to the Trust Fund as of any Accounting Date. The Participant's Voluntary After Tax Contributions for any Plan Year shall not exceed ten percent (10%) of the Annual Compensation received by that Participant for all years that the individual has been a Participant in the Plan. If the Participant is enrolled in two (2) or more qualified plans maintained by the same Employer which allow Voluntary After Tax Contributions, the aggregate Voluntary After Tax Contributions to all plans shall not exceed ten percent (10%) of the aggregate Annual Compensation received by that Participant for all years that the individual has been a Participant in the Plan. Any Participant wishing to contribute may either: (a) authorize the Employer in writing to deduct at least monthly from salary or wages an amount (in even dollars) which the Participant wishes to contribute; or (b) make one or more lump sum contributions to the Plan from the Participant's own funds. A Participant who authorizes deductions from the Participant's salary or wages may notify the Employer in writing to increase, decrease, discontinue or renew the contributions at any time and from time to time. The Committee may establish the procedures necessary to facilitate Participant Voluntary After Tax Contributions.

3.7.     Deadline for Participant Voluntary After Tax Contributions

         A Participant must make a Voluntary After Tax Contribution for a particular Plan Year not later than thirty (30) days after the Accounting Date of that Plan Year. The Voluntary After Tax Contribution may be credited to the immediately preceding Plan Year at the Participant's election.

3.8.     Deposit of Participant Voluntary After Tax Contributions

         All Voluntary After Tax Contributions of Participants shall be promptly deposited into a separate bank account by the Employer and shall remain in this account until they are paid and delivered to the Trustee. Payment and delivery to the Trustee shall be made at least quarterly or more often if the Employer so elects. Under no circumstances shall the Employer borrow, pledge, assign, invest or otherwise use or divert the funds in this account to its own benefit.

3.9      Crediting of Participant Voluntary After Tax Contributions

         Unless otherwise specified, all contributions made by a Participant to his or her Participant Voluntary After Tax Contribution Account, and all gains, earnings and losses thereon shall be allocated and credited to the Participant Voluntary After Tax Contribution Account as the same are paid or accrued. The Committee shall allocate and credit a Voluntary After Tax Contribution made for a particular Plan Year to the contributing Participant's Participant Voluntary After Tax Contribution Account as of the Accounting Date of that Plan Year.

3.10.    Withdrawal of Participant Voluntary After Tax Contributions

         The Plan does not permit withdrawal of Participant Voluntary After Tax Contributions.

3.11. Withdrawal of Employer Elective Contributions (Participant Elective Deferrals), Employer Qualified Non-Elective Contributions, and Employer Qualified Matching Contributions

         (a) Restrictions on Distributions. Amounts held in the Participant's Salary Deferral Account and Employer Qualified Matching Contribution Account may not be distributable prior to the earliest of:

               (i) separation from Service, total and permanent disability or death;

               (ii) attainment of age fifty-nine and one-half (59 1/2) years;

               (iii) Plan termination without establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Sections 4975(e) or 409) or a simplified employee pension plan as defined in Code Section 408(k);

               (iv) disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of the corporation, if the corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring the assets;

               (v) disposition by a corporation to an unrelated entity of the corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if the corporation continues to maintain this Plan, but only with respect to Employees who continue employment with the subsidiary; or

               (vi) proven financial hardship, subject to the following limitations.

               All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and participant consent requirements, if applicable, of Code Sections 401(a)(11) and 417. In addition, distributions after March 31, 1988, that are triggered by one of the preceding events enumerated as (iii), (iv) or (v) must be made in a lump sum distribution.

         (b) Hardship Distributions. Distribution of Elective Deferrals (and any earnings credited to a Participant's Account as of the end of the last Plan Year ending before July 1, 1989), Employer Qualified Non-Elective Contributions and Employer Qualified Matching Contributions made pursuant to a Participant's Elective Deferrals, may be made to a Participant in the event of hardship. For the purposes of this Section, a hardship distribution is defined as a distribution necessary to satisfy an immediate and heavy financial need of an Employee who lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in Code Sections 401(a)(11) and 417.

               (i) A distribution will be considered to satisfy an immediate and heavy need of an Employee if the distribution is for:

                         (A) expenses incurred for or necessary to obtain medical care, described in Code Section 213(d), of the Employee, the Employee's spouse, children, or dependents;

                         (B) costs directly related to the purchase, excluding mortgage payments, of a principal residence for the Employee;

                         (C) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or

                         (D) payment necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

               (ii) A distribution will be considered necessary to satisfy an immediate and heavy financial need of an Employee who lacks other available resources only if:

                         (A) the Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer; and

                         (B) the distribution is not in excess of the amount of an immediate and heavy financial need, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

               (iii)     In addition to the conditions above:

                         (A) each plan maintained by the Employer or a legally enforceable arrangement provide that the Employee's Deferrals and Employee Contributions will be suspended for twelve (12) months after the receipt of the hardship distribution; and

                         (B) each plan maintained by the Employer or a legally enforceable arrangement prohibit the Employee from making Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code
                                Section 402(g) for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

3.12.    Limitations on Employer Elective Contributions

         (a) Actual Deferral Percentage Test. The annual allocation derived from Employer Elective Contributions to a Participant's Salary Deferral Account shall satisfy one of the following tests:

               (i) The Average Actual Deferral Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

               (ii) The Average Actual Deferral Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year multiplied by two (2); provided that the Average

                         Actual Deferral Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year does not exceed the Average Actual Deferral Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year by more than two (2) percentage points or the amount as may be prescribed in applicable Treasury regulations to prevent the multiple use of this alternative limitation for any Highly Compensated Employee.

         (b) Definitions. For the purposes of this Section, the following definitions shall apply:

               (i) Actual Deferral Percentage means the ratio, expressed as a percentage, of (A) the amount of Employer Elective Contributions actually paid to the Trust Fund on behalf of the Eligible Participant for the Plan Year to (B) the Eligible Participant's Compensation for the Plan Year, whether or not the Employee was a Participant for the entire Plan Year. Employer Contributions on behalf of any Participant shall include: (A) any Employer Elective Contributions made pursuant to the Eligible Participant's Elective Deferrals, (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (1) Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferrals made under the plan or plans of this Employer, and (2) Employer Elective Contributions that are taken into account in the Contribution Percentage Test (provided the Actual Deferral Percentage Test is satisfied both with and without exclusion of these Employer Elective Contributions); and (B) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions. An Employer Elective Contribution will be taken into account under the Actual Deferral Percentage Test for a Plan Year only if it relates to compensation that either would have been received by the Employee in the Plan Year, but for the deferral election, or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within two and one-half (2 1/2) months after the close of the Plan Year, but for the deferral election. To compute Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Employer Elective Contributions are made.

               (ii) Average Actual Deferral Percentage means the average, expressed as a percentage, of the Actual Deferral Percentages of the Eligible Participants in a group.

               (iii) Eligible Participant means any Employee of the Employer who is otherwise authorized under the Plan to have Employer Elective Contributions (or Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Employer Elective Contributions for the Actual Deferral Percentage Test) allocated to his or her Salary Deferral Account for the Plan Year.

               (iv) Qualified Non-Elective Contributions means Employer Contributions, other than Employer Elective Contributions and Matching Contributions, allocated to Participants' accounts which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in Section 3.11(a). Non-Elective Contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of Years of Service taken into account under a vesting schedule. Any Non-Elective Contributions allocated to a Participant's Salary Deferral Account under the Plan automatically satisfy the definition of Qualified Non-Elective Contributions.

               (v) Qualified Matching Contributions means Employer Matching Contributions allocated to Participants' accounts which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in Section 3.11(a). Matching Contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of Years of Service taken into account under a vesting schedule. Any Matching Contributions allocated to a Participant's Employer Salary Deferral Account under the Plan automatically satisfy the definition of Qualified Matching Contributions.

         (c)   Special Rules

               (i) For purposes of this Section, the Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year who is eligible to have Employer Elective Contributions (or Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Employer Elective Contributions for the Actual Deferral Percentage Test) allocated to his or her account under two

                         (2) or more plans or arrangements described in Code
                         Section 401(k) that are maintained by the Employer or a Related Employer shall be determined as if all Employer Elective Contributions (and, if applicable, Qualified Non-Elective Contributions or Qualified Matching Contributions,), or both, were made under a single arrangement. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under applicable Treasury regulations pursuant to Code Section 401(k).

               (ii) If this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of the Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated to satisfy Code Section 401(k) only if they have the same Plan Year.

               (iii) To determine the Actual Deferral Percentage of a Participant who is a Five Percent Owner or one of the ten (10) most highly paid Highly Compensated Employees, the Employer Elective Contributions (and Qualified Non- Elective Contributions or Qualified Matching Contributions, or both, if treated as Employer Elective Contributions for the Actual Deferral Percentage Test) and Compensation of the Participant shall include the Employer Elective Contributions (and, if applicable, Qualified Non-Elective Contributions or the Qualified Matching Contributions), or both, and Compensation of Family Members defined in Code Section 414(q)(6) received by the Family Member for the portion of the Plan Year during which the Employee was eligible to participate in the cash or deferred arrangement. Family Members, with respect to Highly Compensated Employees, shall be disregarded in determining the Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees except as required in the preceding sentence.

               (iv) To determine the Actual Deferral Percentage Test, Employer Elective Contributions Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which contributions relate.

               (v) The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage Test and the amount of Qualified Non-Elective Contributions, Qualified Matching Contributions, or both, used in the test.

               (vi) The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy other requirements prescribed by applicable Treasury regulations.

         (d)   Fail-Safe Provisions

               (i) EFFECTIVE JANUARY 1, 1989 THROUGH DECEMBER 31, 1992, in the event that the initial allocations of the Employer's contributions do not satisfy one of the tests set forth in Section 3.12(a), the Plan Administrator shall adjust, within 30 days after the end of the Plan Year, the accounts of the Participants pursuant to one or more of the options set out below:

                         (A) In accordance with Regulations promulgated by the Secretary of the Treasury under Code
                                Section 401(k)(8), the Employer shall require that on or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, each Highly Compensated Participant, beginning with the Participant having the highest Average Actual Deferral Percentage, shall elect to treat his portion of Excess Elective Deferrals (and any income allocable to such portion) as distributed to him and then contributed by him to the Plan as a Participant Voluntary After Tax Contribution pursuant to Section 3.6, provided that the limitations of such Section are not exceeded. Such treatment shall prevail until, taking into account the Plan Administrator's action under any option herein, one of the tests set forth in Section 3.12(a) is satisfied.

                         (B) Within 30 days after the end of the Plan Year, a portion of the Employer's Matching Contribution shall be deemed an Employer Elective Contribution for purposes of Section 3.12(a) and for vesting and withdrawal purposes pursuant to Section 3.1. Such portion shall be equal to an amount necessary to satisfy one of the tests set forth in Section 3.12(a), taking into account the Plan Administrator's action under any option herein, and shall be reallocated to the Employer Fail Safe Contribution Account. Such reallocation of the Employer's Matching Contribution shall be made on behalf of Nonhighly Compensated Participants.

                         (C) Within 30 days after the end of the Plan Year, the Employer shall make a contribution on behalf of Nonhighly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 3.12(a), taking into account the Plan Administrator's action under any option herein. Such contribution shall be deemed an Employer Elective Contribution and allocated to the Employer Fail Safe Contribution Account of each Nonhighly Compensated Participant in the same proportion that each Nonhighly Compensated Participant's Deferred Compensation for the year bears to the total Deferred Compensation of all Nonhighly Compensated Participants.

               (ii) EFFECTIVE JANUARY 1, 1993, If the initial allocations of the Employer Elective Contributions do not satisfy one of the tests set forth in paragraph (a) of this Section, the Administrator shall adjust the accounts of the Participants pursuant to one (1) or more of the following options:

                         (A) Distribution of Excess Contributions. If the Committee determines that the initial allocations of the Employer Elective Contributions do not satisfy one of the Actual Deferral Percentage Tests set forth in paragraph (a) of this Section, the Administrator must distribute the Excess Contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of Excess Contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The Excess Contributions are the amount of Employer Elective Contributions made at the election of the Highly Compensated Employees which causes the Plan to fail to satisfy the Actual Deferral Percentage Test. The Administrator will distribute to each Highly Compensated Employee his or her respective share of the Excess Contributions by starting with the Highly Compensated Employee(s) who has the greatest Actual Deferral Percentage, reducing his or her Actual Deferral Percentage to the next highest Actual Deferral Percentage, then, if necessary, reducing the Actual Deferral Percentage of the Highly Compensated Employee(s) at the next highest Actual Deferral Percentage level (including the Actual Deferral Percentage of the Highly Compensated Employee(s) whose Actual Deferral Percentage the Administrator already has reduced), and continuing in this manner until the average Actual Deferral Percentage for the Highly Compensated Group satisfies the Actual Deferral Percentage Test. Excess Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each Family Member that is combined to determine the combined Actual Deferral Percentage. The amount of Excess Contributions to be distributed to an Employee for a Plan Year shall be reduced by any Excess Deferrals previously distributed to the Employee for the Employee's taxable year ending with or within the Plan Year.

                                Allocable Income. To determine the amount of the corrective distribution required under this Section, the Administrator must calculate the allocable income for the Plan Year in which the Excess Contributions arose and for the "gap period" measured from the beginning of the next Plan Year to the date of the distribution. The income allocable to Excess Contributions is equal to the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the gap period.

                                (I)        Method of Allocating Income.  The
                                           Administrator may use any reasonable
                                           method for computing the income
                                           allocable to Excess Contributions,
                                           provided that the method does not
                                           violate Code Section 401(a)(4), is
                                           used consistently for all
                                           Participants and for all corrective
                                           distributions under the Plan for the
                                           Plan Year, and is used by the Plan
                                           for allocating income to
                                           Participants' Accounts.

                                (II)       Alternative Method of Allocating
                                           Income.  A Plan may allocate income
                                           to Excess Contributions by
                                           multiplying the income for the Plan
                                           Year and the gap period allocable to
                                           Elective Contributions and amounts
                                           treated as Elective Contributions by
                                           a fraction.  The numerator of the
                                           fraction is the Excess Contributions
                                           for the Employee for the Plan Year.
                                           The denominator of the fraction is
                                           equal to the sum of:

                                        (1)       The total account balance of
                                                  the Employee attributable to
                                                  Elective Contributions and
                                                  amounts treated as Elective
                                                  Contributions as of the
                                                  beginning of the Plan Year;
                                                  plus

                                        (2)       The Employee's Elective
                                                  Contributions, and amounts
                                                  treated as Elective
                                                  Contributions for the Plan
                                                  Year and for the gap period.

                                (III) Safe Harbor Method of Allocating Gap Period Income. Under the safe harbor method, income or Excess Contributions for the gap period will equal ten percent (10%) of the income allocable to Excess
                                           Contributions for the Plan Year
                                           (calculated under the method
                                           described in paragraph (B) of this
                                           Section), multiplied by the number
                                           of calendar months that have elapsed
                                           since the end of the Plan Year.  For
                                           purposes of calculating the number
                                           of calendar months that have elapsed
                                           under the safe harbor method, a
                                           corrective distribution that is made
                                           on or before the fifteenth day of
                                           the month is treated as made on the
                                           last day of the preceding month.  A
                                           distribution made after the
                                           fifteenth day of the month is
                                           treated as made on the first day of
                                           the next month.

               (B) Recharacterization of Excess Contributions. If the Plan permits Participant Voluntary After Tax Contributions in Section 3.6, a Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Employee Contributions. Recharacterization must occur no later than two and one-half (2 1/2) months after the last day of the Plan Year in which such Excess Contributions arose, and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash. The amount of Excess Contributions to be recharacterized with respect to an Employee for a Plan Year shall be reduced by any Excess Deferrals previously distributed to the Employee for the Employee's taxable year ending with or within the Plan Year.

               (C) Recharacterization of Matching Contributions. A portion of the Employer's Matching Contribution shall be deemed an Employer Elective Contribution for purposes of paragraph (a) of this Section and for vesting and withdrawal purposes. The portion shall be equal to an amount necessary to satisfy one of the tests set forth in paragraph (a) of this Section, taking into account the Administrator's action under any option herein and shall be reallocated to the Salary Deferral Account. Reallocation of the Employer's Matching Contribution shall be made on behalf of Participants who are Nonhighly Compensated Employees.

               (D) Qualified Non-Elective and Qualified Matching Contributions. The Employer shall make Qualified Non-Elective or Qualified Matching Contributions on behalf of Participants who are Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in paragraph (a) of this Section, taking into account the Administrator's action under any option herein. The contribution shall be treated as an Employer Elective Contribution and shall be allocated to the Salary Deferral Account of each Participant who is a Nonhighly Compensated Employee in the same proportion that each Nonhighly Compensated Employee's Elective Deferrals for the year bears to the total Elective Deferrals of all Participants who are Nonhighly Compensated Employees. The Qualified Non-Elective and Qualified Matching Contributions may be treated as Elective Contributions provided that each of the following requirements, to the extent applicable, is satisfied:

                         (I) The amount of Non-Elective Contributions, including those Qualified Non-Elective Contributions treated as Elective Contributions for purposes of the Actual Deferral Percentage Test, satisfies the requirements of Code
                                Section 401(a)(4).

                         (II) The amount of Non-Elective Contributions, excluding those Qualified Non-Elective Contributions treated as Elective Contributions for purposes of the Actual Deferral Percentage Test and those Qualified Non-Elective Contributions treated as Matching Contributions under Treasury Regulations Section 1.401(m)-1(b)(5) for purposes of the Average Contribution Percentage Test, satisfies the requirements of Code Section 401(a)(4).

                         (III) The Matching Contributions, including those Qualified Matching Contributions treated as Elective Contributions for purposes of the Actual Deferral Percentage Test, satisfy the requirements of Code Section 401(a)(4).

                         (IV) The Matching Contributions, excluding those Qualified Matching Contributions treated as Elective Contributions for purposes of the Actual Deferral Percentage Test, satisfy the requirements of Code Section 401(a)(4).

                         (V) The Qualified Non-Elective Contributions and Qualified Matching Contributions satisfy the requirements of Treasury Regulations Section 1.401(k)-1(b)(4)(i) for the Plan Year as if the contributions were Elective Contributions.

                         (VI) The plan that includes the cash or deferred arrangement and the plan or plans to which the Qualified Non-Elective Contributions and Qualified Matching Contributions are made could be aggregated for purposes of Code Section 410(b).

3.13.    Limitations on Employee Contributions and Matching Employer
         Contributions

         (a) Average Contribution Percentage Test. The annual allocation derived from Employee Contributions, Matching Contributions, and Qualified Matching Contributions to a Participant's Individual Account shall satisfy one of the following tests:

               (i) The Average Contribution Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

               (ii) The Average Contribution Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year multiplied by two (2); provided that the Average Contribution Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year does not exceed the Average Contribution Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year by more than two (2) percentage points or the amount prescribed in applicable Treasury regulations to prevent the multiple use of this alternative limitation for any Highly Compensated Employee.

         (b)   Definitions

               (i) Aggregate Limit means the greater of (A) or (B), described as follows:

                         (A)    The sum of:

                                (I)        1.25 multiplied by the greater of
                                           the Actual Deferral Percentage or
                                           the Average Contribution Percentage
                                           for Participants who are Eligible
                                           Nonhighly Compensated Employees, and

                                (II) Two (2) percentage points plus the lesser of Actual Deferral Percentage or the Average Contribution
                                           Percentage of Participants who are
                                           Eligible Nonhighly Compensated
                                           Employees.  (In no event shall this
                                           amount exceed twice the lesser of
                                           the Actual Deferral Percentage or
                                           Average Contribution Percentage of
                                           Participants who are Eligible
                                           Nonhighly Compensated Employees).

                         (B)    The sum of:

                                (I) 1.25 multiplied by the lesser of the Actual Deferral Percentage or the Average Contribution Percentage of Participants who are Eligible
                                           Nonhighly Compensated Employees, and

                                (II) Two (2) percentage points plus the greater of Actual Deferral
                                           Percentage or the Average
                                           Contribution Percentage of
                                           Participants who are Eligible
                                           Nonhighly Compensated Employees.
                                           (In no event shall this amount
                                           exceed twice the greater of the
                                           Actual Deferral Percentage or
                                           Average Contribution Percentage of
                                           Participants who are Eligible
                                           Nonhighly Compensated Employees).

               (ii) Average Contribution Percentage means the average, expressed as a percentage, of the Contribution Percentages of the Eligible Participants in a group.

               (iii) Contribution Percentage means the ratio, expressed as a percentage, of the sum of the Employee Contributions and Matching Contributions under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

               (iv) Contribution Percentage Amounts means the sum of the Employee Contributions, Matching Contributions and Qualified Matching Contributions, to the extent not taken into account for purposes of the Actual Deferral Percentage Test, made under the Plan on behalf of the Participant for the Plan Year. Contribution Percentage Amounts shall include Forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account which shall be taken into account in the year in which the Forfeiture is allocated. Notwithstanding the foregoing, Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. The Employer may include Qualified Non-Elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Employer Elective Contributions in the Contribution Percentage Amount if the Actual Deferral Percentage Test is met before the Employer Elective Contributions are used in the Average Contribution Percentage Test and continues to be met following the exclusion of those Employer Elective Contributions that are used to meet the Average Contribution Percentage Test.

               (v) Eligible Participant means any Employee who is eligible to make an Employee Contribution, or an Elective Deferral, if the Employer takes the contributions into account in calculating the Contribution Percentage, or to receive a Matching Contribution, including Forfeitures, or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if the Employee made a required contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.

               (vi) Employee Contribution means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated. Employer Elective Contributions are not Employee Contributions.

               (vii) Matching Contribution means an Employer Contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by the Participant, or on account of a Participant's election to defer a portion of his or her Annual Compensation under a plan maintained by the Employer.

               (viii) Qualified Matching Contributions means Employer Matching Contributions allocated to Participants' accounts which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in Section 3.11(a). Matching Contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of Years of Service taken into account under a vesting schedule. Any Matching Contributions allocated to a Participant's Employer Salary Deferral Account under the Plan automatically satisfy the definition of Qualified Matching Contributions.

               (ix) Qualified Matching Contributions means Employer Matching Contributions allocated to Participants' accounts which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in Section 3.11(a). Matching Contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of Years of Service taken into account under a vesting schedule. Any Matching Contributions allocated to a Participant's Employer Salary Deferral Account under the Plan automatically satisfy the definition of Qualified Matching Contributions.

         (c)   Special Rules

               (i) Multiple Use. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement subject to Code Section 401(k) and a plan maintained by the Employer subject to Code Section 401(m) and the sum of the Actual Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced, beginning with the Highly Compensated Employee whose Average Contribution Percentage is the highest, so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after

                         (A) use of Qualified Non-Elective Contributions and Qualified Matching Contributions to meet the Actual Deferral Percentage Test;

                         (B) use of Qualified Non-Elective Contributions and Elective Contributions to meet the Actual Deferral Percentage Test;

                         (C) any corrective distribution or forfeiture of Excess Deferrals, Excess Contributions or Excess Aggregate Contributions; and

                         (D) after any recharacterization of Excess Contributions required without regard to multiple use of the alternative limitation.

                         Multiple use occurs if the Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees exceeds 1.25 multiplied by the Actual Deferral Percentage and Average Contribution Percentage of the Nonhighly Compensated Employees.

               (ii) For purposes of this Section, the Contribution Percentage for any Participant who is an Eligible Highly Compensated Employee for the Plan Year who is eligible to have Contribution Percentage Amounts allocated under two (2) or more plans described in Code Section 401(a) or arrangements described in Code
                         Section 401(k) that are maintained by the Employer or a Related Employer shall be determined as if the total of the Contribution Percentage Amounts were made under each plan. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations pursuant to Code
                         Section 401(m).

               (iii) If this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one (1) or more other plans, or if one
                         (1) or more other plans satisfy the requirements of the Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

               (iv) For purposes of determining the Contribution Percentage of a Participant who is a Five Percent Owner or one of the ten (10) most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of the Participant shall include the Contribution Percentage Amounts and Compensation of Family Members as defined in Code
                         Section 414(g)(6).  Family Members shall be
                         disregarded in determining the Contribution Percentage for Participants who are Eligible Nonhighly Compensated Employees and for Participants who are Eligible Highly Compensated Employees except as required in the preceding sentence.

               (v) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage Test.

               (vi) The determination and treatment of the Contribution Percentage of any Participant shall satisfy other requirements prescribed by applicable Treasury regulations.

         (d) Fail Safe Provisions. If the initial allocations of the Employer Matching Contributions and Employee Contributions do not satisfy one of the tests set forth in paragraph (a) of this Section, the Administrator shall adjust the accounts of the Participants pursuant to one (1) or more of the following options:

               (i) Distribution of Excess Aggregate Contributions. The Administrator will determine Excess Aggregate Contributions after determining Excess Deferrals under
                         Section 3.1(a)(vi) and Excess Employer Elective Contributions under Section 3.12(d)(i). If the Administrator determines that the Plan fails to satisfy the Average Contribution Percentage Test for a Plan Year, it must distribute the Excess Aggregate Contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of Excess Aggregate Contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The Excess Aggregate Contributions are the amount of aggregate contributions allocated on behalf of the Highly Compensated Employees which causes the Plan to fail to satisfy the Average Contribution Percentage Test. The Administrator will distribute to each Highly Compensated Employee his or her respective share of Excess Aggregate Contributions. The Administrator will determine the respective shares of the Excess Aggregate Contributions by starting with the Highly Compensated Employee(s) who has the greatest Contribution Percentage, reducing his or her Contribution Percentage to the next highest Contribution Percentage, then, if necessary, reducing the Contribution Percentage of the Highly Compensated Employee(s) at the next highest Contribution Percentage level (including the Contribution Percentage of the Highly Compensated Employee(s) whose Contribution Percentage the Administrator already has reduced), and continuing in this manner until the Average Contribution Percentage for the Highly Compensated Group satisfies the Average Contribution Percentage Test. Excess Aggregate Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each Family Member that is combined to determine the combined Average Contribution Percentage.

                         Allocable Income. To determine the amount of the corrective distribution required under this Section, the Administrator must calculate the allocable income for the Plan Year in which the Excess Aggregate Contributions arose and for the "gap period" measured from the beginning of the next Plan Year to the date of the distribution. The income allocable to Excess Aggregate Contributions is equal to the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the gap period.

                         (A) Method of Allocating Income. The Administrator may use any reasonable method for computing the income allocable to Excess Aggregate Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

                         (B) Alternative Method of Allocating Income. A Plan may allocate income to Excess Aggregate Contributions by multiplying the income for the Plan Year and the gap period allocable to Employee Contributions, Matching Contributions, and amounts treated as Matching Contributions by a fraction. The numerator of the fraction is the Excess Aggregate Contributions for the Employee for the Plan Year. The denominator of the fraction is equal to the sum of:

                                (I)        The total account balance of the
                                           Employee attributable to Employee
                                           and Matching Contributions, and
                                           amounts treated as Matching
                                           Contributions as of the beginning of
                                           the Plan Year; plus

                                (II)       The Employee and Matching
                                           Contributions, and amounts treated
                                           as Matching Contributions for the
                                           Plan Year and for the gap period.

                         (C) Safe Harbor Method of Allocating Gap Period Income. Under the safe harbor method, income or Excess Aggregate Contributions for the gap period will equal ten percent (10%) of the income allocable to Excess Aggregate Contributions for the Plan Year (calculated under the method described in paragraph (B) of this Section), multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth day of the month is treated as made on the last day of the preceding month. A distribution made after the fifteenth day of the month is treated as made on the first day of the next month.

               (ii) Characterization of Excess Aggregate Contributions. The Administrator will treat a Highly Compensated Employee's allocable share of Excess Aggregate Contributions in the following priority: (A) first as attributable to his or her Employee Contributions which are voluntary contributions, if any; (B) then as Matching Contributions allocable with respect to Excess Contributions determined under the Actual Deferral Percentage Test described in Section 3.12(a);
                         (C) then on a pro rata basis to Matching Contributions and to the Employer Elective Contributions relating to those Matching Contributions which the Administrator has included in the Average Contribution Percentage Test; (D) then on a pro rata basis to Employee Contributions which are mandatory contributions, if any, and to the Matching Contributions allocated on the basis of those mandatory contributions; and (E) last to Qualified Non-Elective Contributions used in the Average Contribution Percentage Test. To the extent the Highly Compensated Employee's Excess Aggregate Contributions are attributable to Matching Contributions, and he or she is not 100% vested in the Account Balance attributable to Matching Contributions, the Administrator will distribute only the vested portion and forfeit the nonvested portion. The vested portion of the Highly Compensated Employee's Excess Aggregate Contributions attributable to Employer Matching Contributions is the total amount of the Excess Aggregate Contributions (as adjusted for allocable income) multiplied by his or her vested percentage (determined as of the last day of the Plan Year for which the Employer made the Matching Contribution).

               (iii)     Qualified Non-Elective and Elective Contributions.
                         The Employer shall make Qualified Non-Elective or Elective Contributions that, in combination with Employee and Matching Contributions, satisfy one of the tests set forth in paragraph (a) of this Section, taking into account the Administrator's action under any option herein. The contribution shall be treated as an Employer Elective Contribution and shall be allocated to the Salary Deferral Account of each Participant who is a Nonhighly Compensated Employee. The Qualified Non-Elective and Elective Contributions may be treated as Matching Contributions provided that each of the following requirements, to the extent applicable, is satisfied:

                         (A) The amount of Non-Elective Contributions, including those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the Average Contribution Percentage Test, satisfies the requirements of Code Section 401(a)(4).

                         (B) The amount of Non-Elective Contributions, excluding those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the Average Contribution Percentage Test and those Qualified Non-Elective Contributions treated as Elective Contributions under Treasury

                                Regulations Section 1.401(k)-1(b)(5) for purposes of the Actual Deferral Percentage Test, satisfies the requirements of Code
                                Section 401(a)(4).

                         (C) The Elective Contributions, including those treated as Qualified Matching Contributions for purposes of the Average Contribution Percentage Test, satisfy the requirements of Code Section 401(k)(3) for the Plan Year.

                         (D) The Qualified Non-Elective Contributions are allocated to the Employee under the Plan as of a date within the Plan Year, and the Elective Contributions satisfy the requirements of Treasury Regulations Section
                                1.401(k)-1(b)(4)(i) for the Plan Year.

                         (E) The plan that takes Qualified Non-Elective Contributions and Elective Contributions into account in determining whether Employee and Matching Contributions satisfy the requirements of Code Section 401(m)(2)(A), and the plans to which the Qualified Non-Elective Contributions and Elective Contributions are made, are or could be aggregated for purposes of Code
                                Section 410(b).

               (iv) Forfeiture of Non-Vested Matching Contributions. Matching Contributions that are not vested may be forfeited to correct Excess Aggregate Contributions. Notwithstanding the foregoing sentence, Excess Aggregate Contributions for a Plan Year may not remain unallocated or be allocated to a suspense account for allocation to one or more Employees in any future year. Forfeitures of Matching Contributions to correct Excess Aggregate Contributions shall be:

                         (A) Applied to reduce Employer Contributions for the Plan Year in which the excess arose, but allocated according to the following paragraph
                                (B), to the extent the excess exceeds Employer Contributions or the Employer has already contributed for the Plan Year.

                         (B) Allocated, after all other Forfeitures under the Plan, to the Employer Matching Contribution Account of each Nonhighly Compensated Participant who made Elective Deferrals or Employee Contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.


                                 * * * * * * *

                                   ARTICLE IV

                       Adjustment of Individual Accounts


4.1.     Adjustment Rules

         As of each Allocation Date, the Administrator shall adjust all Individual Accounts in accordance with the valuation of said Individual Accounts reported by the Trustee based on the applicable provisions of the Trust Agreement.

         In the case of a Participant, Former Participant or Beneficiary who is entitled to a distribution under the terms of this Plan, the Administrator shall adjust the affected Individual Accounts in accordance with the valuation method provided in the Trust Agreement on the date of each distribution (the "Valuation Date").


                                 * * * * * * *

                                   ARTICLE V

          Allocation of Employer Contributions to Individual Accounts



5.1.     Allocation Rules

         Employer Elective Contributions shall be allocated and credited to the Salary Deferral Account of each Participant of the Plan on the date received by the Trustee.

         Employer Matching Contributions shall be allocated and credited to the Employer Matching Contribution Account of each Participant of the Plan on the earlier of the Anniversary Date for the Plan Year for which the contribution is designated or the date the contribution is received by the Trustee. No Employee who has been enrolled as a Participant, other than one who died, became disabled or retired during such year, shall be entitled to have any Employer Matching Contributions allocated to his account, unless he shall be employed by the Employer on the Anniversary Date for each year.

         Forfeitures shall be allocated from the Forfeiture Suspense Account as of each Anniversary Date.


5.2.     Allocation Formula

         Subject to the minimum allocation for Top-Heavy Plans under Section
         5.4 and any restoration allocation required under Section 9.7, the Committee shall allocate the Employer Matching Contributions and Participant Forfeitures, if any, to each eligible Participant's Employer Matching Contribution Account.

         The Employer Matching Contributions made pursuant to Section 3.1(b) and Forfeitures shall be allocated to each such eligible Participant's Employer Matching Contribution Account in proportion to such Participant's salary deferral during the year, weighted for years of service, determined as of the last day of the calendar year as follows:

                                Years of Service
               Group               At Least            Multiply Deferrals By

                 A                   0                           1
                 B                   4                           2
                 C                   9                           3
                 D                  14*                          4

         *Provided the Participant attains the age of 50 years before the end of the year.

         For the purpose of determining an Employee's Years of Service for this
         Section 5.2, an Employee shall receive credit for all time periods computed under Section 1.49. An Employee who was covered by a collective bargaining agreement shall be credited with Years of Service while he was covered by a collective bargaining agreement, in excess of his one (1) Year of Eligibility Service credited under
         Section 1.49(a), when such Employee ceases to be covered by a collective bargaining agreement and becomes a Participant in the Plan.

5.3.     Limitations on Allocations

         (a) Defined Contribution Plan Limits. The amount of Annual Additions which the Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer Contributions pursuant to Section 5.2 would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 5.3(c)) to the Participant's Account, the Committee will reallocate the Excess

               Amount to the remaining Participants who are eligible for an allocation of Employer Contributions for the Plan Year in which the Limitation Year ends. The Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Individual Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer Contributions.

         (b) Estimation. Prior to the determination of the Participant's actual Annual Compensation for a Limitation Year, the Committee may determine the Maximum Permissible Amount on the basis of the Participant's estimated Annual Compensation defined in Section 5.3(f) for the Limitation Year. The Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Committee must reduce any Employer Contributions (including any allocation of Forfeitures) based on estimated Annual Compensation by any Excess Amounts carried over from prior years. As soon as administratively feasible after the end of the Limitation Year, the Committee will determine the Maximum Permissible Amount for the Limitation Year based on the Participant's actual Annual Compensation for the Limitation Year.

         (c) Disposition of Excess Amount. If, pursuant to Section 5.3(b) or because of an allocation of Forfeitures, there is an Excess Amount attributable to a Participant for a Limitation Year, then the Committee will dispose of the Excess Amount as follows:

               (i) The Committee shall return any nondeductible Participant Voluntary After Tax Contributions to the Participant to the extent that the return would reduce the Excess Amount.

               (ii) If, after the application of clause (i) an Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation Year, then the Committee will use the Excess Amounts to reduce future Employer Contributions (including any allocation of Forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. The Participant may elect to limit Compensation for allocation purposes to the extent necessary to reduce the allocation for the Limitation Year to the Maximum Permissible Amount and eliminate the Excess Amount.

               (iii) If, after the application of clause (i) an Excess Amount still exits and the Plan does not cover the Participant at the end of the Limitation Year, then the Committee shall hold the Excess Amount in a suspense account and use the Excess Amount to reduce Employer Contributions on behalf of remaining Participants and shall allocate and reallocate to the Individual Accounts of remaining Participants in succeeding Limitation Years to the extent permissible under the foregoing limitations, prior to any further Annual Additions to the Plan. If the Plan should be terminated or contributions should be completely discontinued, the funds in the suspense account will be allocated to the extent not prohibited by Code
                         Section 415. Any suspense account shall not be adjusted for investment gains or losses of the Trust Fund.

               (iv) The Committee will not distribute any Excess Amount(s) to Participants or to Former Participants.

               (v) Notwithstanding the foregoing sentence and the foregoing paragraphs (i), (ii), (iii), and (iv), the Committee may distribute Elective Deferrals (within the meaning of Code Section 402(g)(3)) or return voluntary or mandatory Employee Contributions, to the extent the distribution or return would reduce the excess amounts in the Participant's account.

         (d) Multiple Defined Contribution Plan Limits. If the Employer maintains any other qualified defined contribution plan, the amount of the Annual Addition which may be allocated to a Participant's Individual Account in this Plan shall not exceed the Maximum Permissible Amount, reduced by the amount of Annual Additions to such Participant's accounts for the same Limitation Year in the other plan(s). The Excess Amount attributed to this Plan equals the product of:

               (i) the total Excess Amount allocated as of such date (including any amount the Committee would have allocated but for the limitations of Code Section
                         415), multiplied by

               (ii)      the ratio of

                         (A) the amount allocated to the Participant as of such
                             date under this Plan, divided by

                         (B) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code Section
                         415).

         (e) Defined Benefit Plan Limits. The Employer does not maintain and never has maintained a defined benefit plan covering any Participant in this Plan. Accordingly, no special defined benefit plan limitation applies under this Plan.

         (f) Definitions. For purposes of the limitations of Code Section 415 set forth in this Section, the following definitions shall apply:

               (i) Annual Additions means the sum of the following amounts allocated on behalf of a Participant for a Limitation Year:

                         (A)    all Employer Contributions;

                         (B)    all Forfeitures;

                         (C)    all Employee Contributions;

                         (D) excess contributions described in Code Section 401(k) and excess aggregate contributions described in Code Section 401(m), irrespective of whether the Plan distributes or forfeits such Excess Amounts, and excess deferrals described in Code Section 402(g), unless the excess deferrals are distributed no later than the first April 15 following the close of the Participant's taxable year;

                         (E) Excess Amounts reapplied to reduce Employer Contributions under this Section 5.3;

                         (F) amounts allocated after March 31, 1984 to an individual medical account, as defined in Code
                                Section 415(l)(2), included as part of a pension or annuity plan maintained by the Employer;

                         (G) contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee as defined in Code
                                Section 419A(d)(3), under a welfare benefit fund, as described in Code Section 419(e), maintained by the Employer; and

                         (H) allocations under a simplified employee pension plan.

               (ii) Annual Compensation means the total amount of salary, wages, commissions, bonuses and overtime, paid or otherwise includable in the gross income of a Participant during the Limitation Year, but excluding:

                         (A) Employer contributions to any deferred compensation plan (to the extent the contributions are not included in the Participant's gross income for the taxable year in which contributed) or simplified employee pension under Code Section 408(k) (to the extent the contributions are excludable from the Participant's gross income;

                         (B) distributions from any plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Employees when distributed;

                         (C) amounts realized from the exercise of any nonqualified stock option, or when restricted stock becomes freely transferrable or is no longer subject to a substantial risk of forfeiture;

                         (D) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option described in Part II, Subchapter D, Chapter 1 of the Code;

                         (E) premiums paid by the Employer for group term life insurance (to the extent the premiums are not includable in the Participant's gross income); contributions by the Employer to an annuity under Code Section 403(b) (to the extent not includable in the Participant's gross income); and any other amounts received under any Employer sponsored fringe benefit plan (to the extent not includable in the Participant's gross income);

                         (F) any contribution for medical benefits, within the meaning of Code Section 419A(f)(2), after separation from Service which is otherwise treated as an Annual Addition; and

                         (G) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).

               (iii) Average Annual Compensation means the average compensation during a Participant's highest three (3) consecutive Years of Service, which period is the three (3) consecutive calendar years (or the actual number of consecutive years of employment for those Employees who are employed for less than three (3) consecutive years with the Employer) during which the Participant had the greatest aggregate compensation from the Employer.

               (iv) Employer means the Employer that adopts this Plan. All Related Employers shall be considered a single Employer for purposes of applying the limitations of this Section.

               (v) Excess Amount means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount, less administrative charges allocable to such Excess Amount.

               (vi) Limitation Year means the Limitation Year specified in the Plan or, if none is specified, the calendar year.


               (vii)     Maximum Permissible Amount means the lesser of:

                         (A)    the Defined Contribution Dollar Limitation, or

                         (B) twenty-five percent (25%) of the Participant's Compensation, within the meaning of Code
                                Section 415(c)(3)

                         for a Limitation Year with respect to any Participant.

                         Defined Contribution Dollar Limitation means $30,000 or, if greater, twenty-five percent (25%) of the Defined Benefit Dollar Limitation set forth in Code
                         Section 415(b)(1)(A) as in effect for the Limitation Year.

               (viii) Projected Annual Benefit means the benefit of the Participant payable annually in the form of a straight life annuity (with no ancillary benefits) under the terms of a defined benefit plan to which employees do not contribute and under which no rollover contributions are made, assuming that the Participant continues employment until Normal Retirement Age (or current age, if later), compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of Normal Retirement Age, and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.

5.4.     Top-Heavy Minimum Allocation

         (a) Minimum Allocation. Notwithstanding the foregoing, for any Plan Year in which the Plan is determined to be Top- Heavy, the amount of Forfeitures allocated to the Individual Account of each Non-Key Employee shall be equal to the lesser of three percent (3%) of each Non-Key Employee's Compensation or the highest contribution rate for the Plan Year made on behalf of any Key Employee. However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefitting the Key Employee so depends on the defined benefit plan), the top heavy minimum allocation is three percent (3%) of the Non-Key Employee's Compensation regardless of the contribution rate for the Key Employee.

         (b) Compensation. For purposes of this Section, Compensation means Annual Compensation defined in Section 1.6 except (i) Compensation does not include Elective Contributions, and (ii) any exclusions from Annual Compensation (other than the exclusion of Elective Contributions and the exclusions described in clauses (i) through (v) of Section 1.6) do not apply. Notwithstanding the definition of Annual Compensation in Section 1.6, the period preceding a Participant's Entry Date shall be included in determining the minimum top-heavy allocation provided by this Section.

         (c) Contribution Rate. For purposes of this Section, a Participant's contribution rate is the sum of Employer Contributions (not including Employer Contributions to Social Security) and Forfeitures allocated to the Participant's Account for the Plan Year divided by his or her Compensation for the entire Plan Year. To determine a Participant's contribution rate, the Committee must treat all qualified top-heavy defined contribution plans maintained by the Employer (or by any related Employers described in Section 1.41) as a single plan. For purposes of this Section, for Plan Years beginning after 1988, the following rules apply:

               (i) Employer Elective Contributions on behalf of Key Employees are taken into account in determining the minimum required contribution under Code Section 416(c)(2). However, Employer Elective Contributions on behalf of Employees other than Key Employees may not be treated as Employer Contributions for the minimum contribution or benefit requirement of Code
                         Section 416.

               (ii) Employer Matching Contributions allocated to Key Employees are treated as Employer Contributions for determining the minimum contribution or benefit under Code Section 416. However, if a plan utilizes Matching Contributions allocated to Employees other than Key Employees as Employee Contributions or Elective Contributions to satisfy the minimum contribution requirement, the Matching Contributions are not treated as Matching Contributions for applying the requirements of Code Section 401(k) and 401(m).

         (d) Participant Entitled to Top-Heavy Minimum Allocation. The minimum allocation under this Section shall be provided to each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year, whether or not the Participant has been credited with one thousand (1,000) Hours of Service for the Plan Year. The minimum allocation under this Section shall not be provided to any Participant who was not employed by the Employer on the last day of the Plan Year. The provisions of this Section shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer under which the minimum allocation or benefit requirements under Code Section 416(c)(1) or (c)(2) are met for the Participant.

         (e) Compliance. The Plan will satisfy the top-heavy minimum allocation under this Section. The Committee first will allocate the Employer Contributions (and Participant Forfeitures, if any) for the Plan Year pursuant to the allocation formula under Section 5.2. The Employer then will contribute an additional amount for the Individual Account of any Participant entitled under this Section to a top-heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan and any other plan aggregated under this Section, is less than the top-heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top-heavy minimum allocation. The Committee will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

5.5.     Post-Allocation Adjustments to Accounts

         After the amount or amounts have been allocated and credited to each Participant's Employer Matching Contribution Account, as provided in this Article, the then value of each Employer Matching Contribution Account shall remain unchanged until the next Anniversary Date. Notwithstanding the foregoing, the Participant's Employer Contribution Accounts may be adjusted prior to the next Anniversary Date under:

         (a) other provisions in this Agreement authorizing the Committee to reduce the Participant's Employer Contribution Accounts by disbursements properly chargeable to them or increased by funds received and credited to them; or

         (b) a special valuation of the Participant's Employer Contribution Account required under Articles VII, VIII, and IX.

5.6.     Employer Contribution Accounts Defined

         For purposes of this Article, reference to the Employer Contribution Accounts of Participants shall include the Employer Contribution Accounts of those Participants who die, become disabled or retire during the Plan Year considered.


                                 * * * * * * *

                                   ARTICLE VI

                                   Retirement


6.1.     Crediting, Adjustment of Accounts Upon Retirement

         At Normal Retirement Age, a Participant shall be fully vested in the Participant's Individual Accounts and the Trustee shall hold the Individual Accounts for the Participant's benefit. After a Participant attains Normal Retirement Age or retires after attaining Normal Retirement Age, the Committee shall credit and adjust the Individual Accounts of the Participant, as provided in Articles IV and V, as of the immediately preceding Anniversary Date. A Participant shall be entitled to benefits under Section 6.3 after attaining Normal Retirement Age or upon retiring after attaining Normal Retirement Age.

6.2      Early Retirement

         This Plan does not provide for retirement by a Participant prior to the Normal Retirement Date.

6.3.     Payment of Retirement Benefits

         As soon as administratively feasible after the Committee has credited and adjusted a Participant's Individual Accounts as provided in
         Section 6.1, the Trustee shall make payments to the Participant pursuant to Article X. Subject to the mandatory distribution requirements of Section 6.4, the survivor annuity requirements of
         Section 6.5, if applicable, and the immediate cashout provisions of
         Section 9.3(b), payments shall begin as soon as administratively feasible after the close of the Plan Year in which the Participant retires. The Committee shall charge each payment to the Participant's Individual Account and payment shall continue until death (when
         Article VII shall control the disposition of the deceased Participant's Nonforfeitable Account Balance) or until the Nonforfeitable Account Balance is paid to the Participant in full, whichever event shall occur first. Unless a Participant elects otherwise, payment of benefits shall commence not later than the sixtieth (60th) day after the end of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age sixty-five (65) or Normal Retirement Age under the Plan; (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date on which the Participant terminates service with the Employer. Notwithstanding the foregoing, a Participant may not defer commencement of benefits or elect a form of installment payment which would result in the Participant receiving less than fifty-one percent (51%) of the total benefits to be paid during the Participant's life expectancy.

6.4.     Mandatory Distribution of Retirement Benefits

         The Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Account Balance, nor may the Participant elect to make the Trustee distribute the Nonforfeitable Account Balance under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code Section 401(a)(9) and the applicable Treasury regulations.

         (a) Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions, if not made in a lump sum, may only be made over one of the following periods or a combination of such periods:

               (i)       the life of the Participant;

               (ii) the life of the Participant and a Designated Beneficiary, subject to the requirements of Code
                         Section 401(a)(9) and the applicable Treasury regulations;

               (iii) a period certain not extending beyond the life expectancy of the Participant; or

               (iv) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

               Under no circumstances may a Participant elect payment of benefits in the form of an annuity. All distributions required under this Article shall be determined and made under Code
               Section 401(a)(9) and applicable Treasury regulations, including the minimum distribution incidental benefit requirements of Treasury Regulations Section 1.401(a)(9)-2. A mandatory distribution at the Participant's Required Beginning Date will be in lump sum unless the Participant, pursuant to this Article, makes a valid election to receive an alternative form of payment.

         (b)   Minimum Distribution Amounts

               (i) Non-Lump Sum Distribution. If the Participant's entire interest will be distributed in other than a lump sum, then the minimum distribution for a calendar year equals the Participant's Nonforfeitable Account Balance as of the last Valuation Date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his or her Designated Beneficiary, subject to the requirements of Code Section 401(a)(9) and the applicable Treasury regulations. The Committee will increase the Participant's Nonforfeitable Account Balance, as determined on the relevant Valuation Date, for Contributions or Forfeitures allocated after the Valuation Date and by December 31 of the Valuation Calendar Year, and will decrease the valuation by distributions made after the Valuation Date and by December 31 of the Valuation Calendar Year. For purposes of this valuation, the Committee will treat any portion of the minimum distribution for the first Distribution Calendar Year made after the close of that year as a distribution occurring in the first Distribution Calendar Year. Life expectancy and joint and last survivor expectancy must be computed by the use of the expected return multiples contained in
                         Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Participant, or Spouse in the case of distributions described in this Section 6.4(b), by the time distributions are required to begin, life expectancies shall be recalculated annually. The election shall be irrevocable for the Participant, or spouse, and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary may not be recalculated.

               (ii) Non-Spouse Beneficiary. If the Participant's spouse is not the Designated Beneficiary, a method of payment to the Participant may not provide more than incidental benefits to the Beneficiary. The Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirements in the applicable Treasury regulations under Code Section 401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Committee will compute the minimum distribution required by this
                         Section 6.4(b) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Committee will compute the minimum distribution required by this Section 6.4(b) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than fifty percent (50%) of the present value of the total benefits payable to the Participant and Beneficiaries. The Committee must determine whether benefits to the Beneficiary are incidental on the date the Trustee is to commence payment of the retirement benefits to the Participant, or on the date the Trustee redetermines the payment period to the Participant.

         (c)   Commencement of Benefits

               (i) General Rule. The Trustee must distribute or begin to distribute the entire interest of a Participant no later than the Participant's Required Beginning Date. The minimum distribution for the first Distribution Calendar Year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent Distribution Calendar Year, including the calendar year of the Participant's Required Beginning Date, is due by December 31 of that year. Except as provided in clause (ii), a Participant's Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age seventy and one-half (70 1/2) years.

               (ii) Transitional Rule. The Required Beginning Date of a Participant who attains age seventy and one-half (70 1/2) years before January 1, 1988, shall be determined under the following paragraphs (A) or (B):

                         (A) Other Than Five Percent Owners. The Required Beginning Date of a Participant who is not a Five Percent Owner (as defined in (iii) below) is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age seventy and one-half (70 1/2) years occurs. The Required Beginning Date of a Participant who is not a Five Percent Owner, who attains age seventy and one-half (70 1/2) years during 1988 and who has not retired on January 1, 1989, is April 1, 1990.

                         (B) Five Percent Owners. The Required Beginning Date of a Participant who is a Five Percent Owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                (I)        the calendar year in which the
                                           Participant attains age seventy and
                                           one-half (70 1/2) years; or

                                (II)       the earlier of the calendar year
                                           with or within which ends the Plan
                                           Year in which the Participant
                                           becomes a Five Percent Owner, or the
                                           calendar year in which the
                                           Participant retires.

               (iii) Five Percent Owner. A Participant is treated as a Five Percent Owner for purposes of this Section if the Participant is a Five Percent Owner as defined in
                         Section 1.45(g)(iii) and Code Section 416(i)
                         (determined under Code Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which the owner attains age sixty-six and one-half (66 1/2) years or any subsequent Plan Year. Once distributions have begun to a Five Percent Owner under this Section, they must continue to be distributed, even if the Participant ceases to be a Five Percent Owner in a subsequent year.

         (d)   Definitions

               (i) Applicable Life Expectancy means the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was calculated first. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year and, if life expectancy is being recalculated, the succeeding calendar year.

               (ii) Designated Beneficiary means the individual who is designated as the Beneficiary under the Plan in accordance with Code Section 401(a)(9) and the applicable Treasury regulations.

               (iii) Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date.

               (iv) Participant's Nonforfeitable Account Balance means the account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year), increased by the amount of any Contributions or Forfeitures allocated to the account balance as of the dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. If any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

6.5.     Joint and Survivor Annuity Requirements

         The joint and survivor annuity requirements do not apply to this Plan. The Plan does not provide any annuity distributions to Participants nor to surviving spouses. A transfer agreement described in Section
         17.2 may not permit a plan which is subject to Code Section 417 to transfer assets to this Plan, unless the transfer is an elective transfer as described in Section 17.3.


                                 * * * * * * *

                                  ARTICLE VII

                                     Death


7.1.     Beneficiary Designation

         (a) Each Participant and Former Participant may from time to time select one or more Beneficiaries to receive benefits under this Article on the death of the Participant or Former Participant. The selection shall be made in writing on a form provided by the Committee and shall be filed with the Committee. Subject to
               Section 7.1(b), the last selection filed with the Committee shall control.

               A married Participant's Beneficiary designation is not valid unless the Participant's spouse consents, in writing, to the Beneficiary designation. The spouse's consent must acknowledge the effect of that consent and a notary public or the Administrator (or Plan representative) must witness that consent. The spousal consent requirements of this paragraph do not apply if:

               (i) the Participant and spouse are not married throughout the one year period ending on the date of the Participant's death;

               (ii) the Participant's spouse is the Participant's sole primary beneficiary;

               (iii) the Administrator is not able to locate the Participants' spouse;

               (iv) the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect; or

               (v) other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement.

               If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent. If a Participant fails to name a Beneficiary under this Section, Section 7.1(b) shall control.

         (b) Unless elected in accordance with Section 7.1(c), the Beneficiary of the death benefit shall be the Participant's spouse, who shall receive the benefit in the manner prescribed in this Article. Notwithstanding the foregoing sentence, the Participant may designate a Beneficiary other than the spouse if:

               (i)       the Participant has no spouse; or

               (ii)      the spouse cannot be located.

         (c) In the case of a married Participant or Former Participant, the designation of a non-spouse as Beneficiary shall be valid only if:

               (i)       the spouse consents in writing to the designation;

               (ii) the designation specifies the beneficiary and may not be changed without spousal consent (or the spouse's consent expressly permits designations by the Participant without any requirement of further spousal consent); and

               (iii) the spouse's consent acknowledges the effect of the election and the written consent is witnessed by a Plan representative or by a Notary Public.

         (d) If a Participant dies without a spouse or alternative Beneficiary surviving; if the alternative Beneficiary (other than the spouse) does not survive until final distribution of the Participant's balance; if a Participant who is not married dies without having designated a Beneficiary and/or alternative Beneficiary; or if a Participant who is not married dies after having made and revoked a designation but prior to having made a subsequent designation, then the amount remaining in the deceased Participant's Individual Account shall be payable in the following descending order to:

               (i) the Participant's surviving children, including adopted persons and their descendants;

               (ii) the Participant's other living heirs-at-law determined under the Texas laws concerning intestate succession;

               (iii) the Participant's estate, personal representatives, heirs or devisees; and

               (iv) the estate, personal representatives, heirs or devisees of the deceased Participant's prior Beneficiary.

               The Committee shall determine the applicable person, class of persons, or legal entity to whom the benefit shall be paid beginning with (i), in the descending order of (i) to (iv). Each class shall be determined to be not in existence and, therefore, inapplicable by the Committee before proceeding to the next class. In determining if a classification is inapplicable, the Committee shall be required only to make reasonable inquiry into the existence of the person or persons.

               Remaining death benefits shall be payable under Section 7.4 regarding mandatory distributions. Payment made pursuant to the power conferred on the Committee in this Section shall operate as a complete discharge of all obligations under the Plan concerning the share of a deceased Participant and shall not be subject to review by anyone but shall be final, binding and conclusive on all persons for all purposes.

7.2.     Crediting, Adjusting of Accounts Upon Death

         Upon death, a Participant or Former Participant shall be fully vested in his or her Individual Accounts and the Trustee shall hold the Individual Accounts for the benefit of the Designated Beneficiary or Beneficiaries. The Committee shall credit and adjust the Individual Accounts of a deceased Participant or Former Participant, as provided in Articles IV and V, as of the Anniversary Date concurrent with or next following death. The Designated Beneficiary or Beneficiaries shall be entitled to benefits under Section 7.3 after the death of the Participant or Former Participant. At its discretion, the Committee may conduct a special valuation to establish the value of a deceased Participant's Individual Accounts as of death, or any other date that is administratively feasible, in which case payment of death benefits can commence immediately thereafter.

7.3      Payment of Death Benefits

         As soon as administratively feasible after the Committee has credited and adjusted the Individual Accounts of the deceased Participant or Former Participant as provided in Section 7.2, the Trustee shall make payments to the Designated Beneficiary or Beneficiaries pursuant to
         Article X. Subject to the survivor annuity requirements of Section 6.5, if applicable, the mandatory distribution requirements of Section 7.4, and the immediate cashout provisions of Section 9.3(b), the payments shall begin as soon as administratively feasible after the close of the Plan Year in which the Participant dies. The Committee shall charge each payment to the Participant's or Former Participant's Individual Account. Payments shall continue until the death of the last survivor of the Beneficiaries or until the Individual Account is paid in full, whichever event shall occur first.

7.4      Mandatory Distribution of Death Benefits

         The Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Account Balance, to the Beneficiary or Designated Beneficiary, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code Section 401(a)(9) and the applicable Treasury regulations.

         (a)   Limits on Distribution Periods

               (i) If the Participant or Former Participant dies after distribution has commenced, the Trustee shall continue to distribute the remaining portion of the Participant's or Former Participant's Nonforfeitable Account Balance at least as rapidly as under the method of distribution used prior to the Participant's death.

               (ii) If the Participant or Former Participant dies before distribution commences, the Trustee shall complete distribution of the Participant's or Former Participant's Nonforfeitable Account Balance by December 31 of the calendar year containing the fifth
                         (5th) anniversary of the Participant's or Former Participant's death, except to the extent that the Designated Beneficiary elects to receive distributions under paragraphs (A) or (B) below:

                         (A) If any portion of the Participant's or Former Participant's Nonforfeitable Account Balance is payable to a Designated Beneficiary, the Designated Beneficiary may elect distributions over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant or Former Participant died;

                         (B)    If the Designated Beneficiary is the
                                Participant's Surviving Spouse, the date distributions must begin under paragraph (A) above shall not be earlier than the later of:
                                (1) December 31 of the calendar year
                                immediately following the calendar year in which the Participant or Former Participant died; and (2) December 31 of the calendar year in which the Participant or Former Participant would have attained age seventy and one-half (70 1/2) years. If the Participant has not made an election pursuant to this Section by the time of death, the Designated Beneficiary must elect the method of distribution no later than the earlier of: (1) December 31 of the calendar year in which distributions must begin under this Section; or (2) December 31 of the calendar year which contains the fifth (5th) anniversary of the date of death of the Participant or Former Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Nonforfeitable Account Balance of the Participant or Former Participant must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of death.

                         (C) If the Surviving Spouse is the Beneficiary of any portion of a deceased Participant's or Former Participant's benefits under the Plan, the Surviving Spouse shall be permitted to direct that this distribution of benefits commence at a reasonable time following the death of the Participant or Former Participant under applicable Treasury regulations.

                         (D) If the Surviving Spouse dies after the Participant or Former Participant, but before payments to the Spouse begin, the preceding provisions of this Section, with the exception of paragraph (B), shall be applied as if the Surviving Spouse had been the Participant.

         (b) Minimum Distribution Amounts. If the Trustee will distribute a Participant's or Former Participant's Nonforfeitable Account Balance in accordance with the Designated Beneficiary's life expectancy, the minimum distribution for a calendar year equals the Participant's Nonforfeitable Account Balance as of the latest Valuation Date preceding the beginning of the calendar year divided by the Designated Beneficiary's life expectancy.

               For purposes of this Section, payments will be calculated by using the expected return multiples specified in Tables V and VI of Treasury Regulations Section 1.72-9. Life expectancy of a Surviving Spouse shall be recalculated annually; however, in the case of any other Designated Beneficiary, life expectancy will be calculated when the first payment commences without further recalculation. For purposes of this Section, any amount paid to a child of the Participant or Former Participant will be treated as if it had been paid to the Surviving Spouse, if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

         (c)   Commencement of Benefits

               (i) General Rule. For the purposes of this Section, distribution of a Participant's or Former Participant's Nonforfeitable Account Balance is considered to begin on the Participant's or Former Participant's Required Beginning Date or, if Section 7.4(a)(ii)(D) applies, the date distribution is required to begin to the Surviving Spouse pursuant to
                         Section 7.4(a)(ii)(A). If distribution in the form of an annuity irrevocably commences before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences. Except as otherwise provided, the Required Beginning Date of a Participant or Former

                         Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2) years.

               (ii) Transitional Rules. The Required Beginning Date of a Participant or Former Participant who attains age seventy and one-half (70 1/2) years before January 1, 1988, shall be determined under paragraphs (A) or (B) below:

                         (A) Other Than Five Percent Owners. The Required Beginning Date of a Participant or Former Participant who is not a Five Percent Owner is the first day of April of the calendar year following the calendar year in which the later of retirement or the attainment of age seventy and one-half (70 1/2) years occurs. The Required Beginning Date of a Participant who is not a Five Percent Owner who attains age seventy and one-half (70 1/2) years during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                         (B) Five Percent Owners. The Required Beginning Date of a Participant or Former Participant who is a Five Percent Owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                (1)        the calendar year in which the
                                           Participant attains age seventy and
                                           one-half (70 1/2) years, or

                                (2)        the earlier of the calendar year
                                           with or within which ends the Plan
                                           Year in which the Participant
                                           becomes a Five Percent Owner, or the
                                           calendar year in which the
                                           Participant retires.

               (iii) Five Percent Owner. A Participant is treated as a Five Percent Owner for purposes of this Section 7.4 if the Participant is a Five Percent Owner as defined in
                         Section 1.45(g)(iii) and Code Section 416(i)
                         (determined under Code Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which the owner attains age sixty-six and one-half (66 1/2) years or any subsequent Plan Year. If distributions have begun to a Five Percent Owner under this Section, they must continue to be distributed, even if the Participant ceases to be a Five Percent Owner in a subsequent year.

         (d)   Definitions

               (i) Applicable Life Expectancy means the life expectancy calculated using the attained age of the Designated Beneficiary as of the Designated Beneficiary's birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was calculated first. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as recalculated. The applicable calendar year shall be the first Distribution Calendar Year and, if life expectancy is being recalculated, the succeeding calendar year.

               (ii) Designated Beneficiary means the individual who is designated as the Beneficiary under the Plan under Code Section 401(a)(9) and the applicable Treasury regulations.

               (iii) Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to this Section.

               (iv) Participant's Nonforfeitable Account Balance means the Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year), increased by the amount of any Contributions or Forfeitures allocated to the Account Balance as of the dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. If any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required

                         Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.


                                 * * * * * * *

                                  ARTICLE VIII

                                   Disability


8.1.     Crediting, Adjusting of Accounts Upon Disability

         Upon termination of employment due to disability, a Participant shall be fully vested in his or her Individual Accounts and the Trustee shall hold the Individual Accounts for the Participant's benefit. The Committee shall credit and adjust the Individual Accounts of a disabled Participant, as provided in Articles IV and V, as of the Anniversary Date concurrent with or next following the disability.
         The disabled Participant shall be entitled to benefits under Section
         8.2 after the date of disability. At its discretion, the Committee may conduct a special valuation to establish the value of a disabled Participant's Individual Accounts as of the date of disability, or any other date that is administratively feasible, in which case payment of disability benefits can commence immediately thereafter.

8.2      Payment of Disability Benefits

         As soon as administratively feasible after the Committee has credited and adjusted the Individual Accounts of the disabled Participant as provided in Section 8.1, the Trustee shall make payments to the disabled Participant pursuant to Article X. Subject to the mandatory distribution requirements of Section 6.4, the survivor annuity requirements of Section 6.5, if applicable, and the immediate cashout provisions of Section 9.3(b), payments shall begin as soon as administratively feasible after the close of the Plan Year in which the Participant terminates Service with the Employer. The Committee shall charge each payment to the disabled Participant's Individual Account, and payments shall continue until death (when Article VII shall control the disposition of the deceased Participant's Nonforfeitable Account Balance) or until the Participant's Nonforfeitable Account Balance is paid to the disabled Participant in full, whichever event shall occur first.


                                 * * * * * * *

                                   ARTICLE IX

                    Termination of Employment and Forfeiture


9.1.     Crediting and Adjusting of Accounts Upon Termination

         If a Participant's employment by the Employer shall terminate for any reason other than retirement, death or disability, the Participant shall become vested in his or her Individual Accounts as provided in
         Section 9.2 and the Trustee shall hold the Participant's Nonforfeitable Account Balance in the Individual Accounts for the Participant's benefit. The Committee shall credit and adjust the Individual Accounts of the terminated Participant, as provided in Articles IV and V, as of the immediately preceding Anniversary Date. The terminated Participant shall be entitled to benefits under Sections 9.2 and 9.3 after the date of termination. At its discretion, the Committee may conduct a special valuation to establish the value of the terminated Participant's Individual Accounts as of the date of termination, or any other date that is administratively feasible.

9.2      Vesting

         (a) A Participant to whom Section 9.1 applies shall be fully vested at all times in amounts credited to the Participant's Voluntary After Tax Contribution Account, Salary Deferral Account, and Rollover Account. In addition, the Participant also shall be entitled to receive a Nonforfeitable percentage of the balance credited to the Matching Contribution Accounts, determined under the following vesting schedule:


                                                                        Nonforfeitable
                                                                        --------------
                               Years of Service                           Percentage
                               ----------------                           ----------
                         Less than 1 year                                      0%
                         At least 1 but less than 2 years                     20%
                         At least 2 but less than 3 years                     40%
                         At least 3 but less than 4 years                     60%
                         At least 4 but less than 5 years                     80%
                         At least 5 years                                    100%


9.3.     Payment of Termination Benefits

         (a) The Committee shall combine the Nonforfeitable percentage of the Individual Accounts of a Participant determined under Section
               9.2 with the Participant Contribution Account into one Individual Account, and the Trustee shall make payments to the Participant pursuant to Article X. Subject to the third and fourth sentences of Section 6.3, the mandatory distribution requirements of Section 6.4 and the survivor annuity requirements of Section 6.5, if applicable, payments shall begin as soon as administratively feasible after the Participant terminates. The Committee shall charge each payment to the Participant's Individual Account and payment shall continue until death (when Article VII shall control the disposition of the deceased Participant's Nonforfeitable Account Balance) or until the Participant's Nonforfeitable Account Balance is paid to the Participant in full, whichever event shall occur first.

         (b) Notwithstanding the foregoing paragraph, if a Participant separates from Service with the Employer and the Participant's Nonforfeitable Account Balance determined under Section 9.2 is $3,500 or less, the Committee may direct the Trustee to make immediate distribution to the Participant in the form of a lump sum distribution; provided, however, the Trustee shall not make a lump sum distribution after benefit distributions have commenced, without the written consent of the Participant and spouse. For purposes of this paragraph, if the value of an Employee's vested Account Balance is zero (0), the Employee shall be deemed to have received a distribution of his or her vested Account Balance. Notwithstanding any contrary provision, if the Nonforfeitable Account Balance of a Participant exceeds $3,500, then the Trustee shall make no distribution without the Participant's and the spouse's consent pursuant to Article X until the later of attainment of age sixty-two (62) years or attainment of Normal Retirement Age. The foregoing sentence shall not apply after the death of the Participant.

         (c) If requested by a Participant and approved by the spouse in writing after the Participant has separated from Service with the Employer, the Committee shall direct the Trustee to distribute the Participant's Nonforfeitable Account Balance determined under Section 9.2 in the form of a lump sum distribution.

9.4.     Forfeitures

         A Participant to whom this Article applies shall forfeit that portion of the amount of the Individual Account to which the Participant is not entitled under Section 9.2 on the earlier of the date on which the Participant incurs five (5) consecutive One Year Breaks in Service or the date on which the Participant receives a Cashout Distribution (the Forfeiture Event). A Cashout Distribution means a lump sum distribution pursuant to Section 9.3(b), that occurs no later than the last day of the second Plan Year following the Plan Year in which the Participant separates from Service. For purposes of this Section, a Participant who separates from Service without a Nonforfeitable percentage in the Participant's Employer Contribution Account shall be deemed to have received a distribution of the Nonforfeitable Account Balance on the date of separation from Service. The amount forfeited under this Section shall be held in the Participant's Forfeiture Suspense Account until the date on which the Participant incurs five
         (5) consecutive One Year Breaks in Service, at which time the Forfeiture Suspense Account shall be allocated under Article V among the Individual Accounts of the remaining Participants as of the Anniversary Date coincident with or next following such date.

9.5.     Determination of Amount of Vested Undistributed Account, Forfeiture

         If the Trustee pays any amount outstanding to the credit of a Participant in the Participant's Individual Account while the Participant is not fully vested in the Individual Account, other than a Cashout Distribution defined in Section 9.4, and prior to the Anniversary Date on which the Participant shall incur five (5) consecutive One Year Breaks in Service, the value of his or her vested and undistributed Account shall be held in a separate account and shall be determined at any time prior to and including the Anniversary Date on which the Participant shall incur five (5) consecutive One Year Breaks in Service under the following formula:

                           X = P(AB + (RxD)) - (RxD).

         For this formula, the variables represent the following factors:

         X is the value of the vested portion of the Participant's Account;

         P is the Participant's Nonforfeitable percentage at the relevant time;

         AB is the Account Balance at the relevant time;

         D is the amount of the distribution; and

         R is the ratio of the Account Balance at the relevant time to the Account Balance after the distribution.

         The nonvested portion of the Participant's Individual Account shall be forfeited on the Anniversary Date on which the Participant incurs five
         (5) consecutive One Year Breaks in Service.

9.6.     Crediting Years of Vesting Service

         (a) If a Participant's Service with the Employer is terminated and the Former Participant receives a distribution from the Trustee and subsequently re-enters the Service of the Employer after incurring five (5) consecutive One Year Breaks in Service, the reemployed Participant's Years of Service after the break need not be taken into account to determine the Nonforfeitable percentage of the Participant's Account Balance derived from Employer Contributions which accrued before the Break in Service. Notwithstanding the foregoing sentence, any reemployed Participant's Years of Service prior to the Break in Service must be taken into account to determine the Nonforfeitable percentage of the Participant's Account Balance derived from Employer Contributions which accrued after the Break in Service; provided that, for vesting purposes, the pre-break Service shall not be taken into account until the Participant completes a Year of Service measured on a twelve (12) month Computation Period commencing with the date of re- employment of the Participant.

         (b) If a Participant's Service with the Employer is terminated and the Participant is reemployed by the Employer prior to incurring five (5) consecutive One Year Breaks in Service, the reemployed Participant shall continue to vest at the level in the vesting schedule in Section 9.2 that the Participant had attained prior to termination in both the pre- separation and post-separation Account Balance.

9.7.     Restoration of Account Balance

         If a partially vested Participant is reemployed after termination of employment, but prior to incurring five (5) consecutive One Year Breaks in Service, the Participant shall have the right to repay the amount previously distributed pursuant to Section 9.3(b). If the Participant repays the entire amount previously distributed prior to the earlier of (a) incurring five (5) consecutive One Year Breaks in Service commencing after the withdrawal, or (b) five years after the first date on which the Participant is subsequently reemployed by the Employer, then the Committee shall restore to the Participant's Individual Account an amount equal to the amount forfeited under
         Section 9.4. The Committee will treat a non-vested Participant who is deemed to have received a distribution on the date of separation from Service of the Participant's Nonforfeitable Account Balance as having repaid the deemed distribution on the first date of the Participant's reemployment with the Employer. Restoration of the Participant's Account Balance includes restoration of all Code Section 411(d)(6) protected benefits pertaining to that restored Account under applicable Treasury regulations.


                                 * * * * * * *

                                   ARTICLE X

                           Optional Forms of Benefit


10.1.    Optional Forms of Payment of Benefits

         (a) Whenever a Participant, Former Participant or Beneficiary is entitled to receive a distribution of benefits, he or she may elect that benefits be paid in any one (1) or more of the following forms:

               (i) A lump sum, payable in cash, in kind or partly in cash and partly in kind, at the fair market value when distributed;

               (ii)      A transfer or rollover to:

                         (A)    another plan qualified under Code Section
                                401(a); or

                         (B) an individual retirement account defined in Code Section 408(a).

               (iii) Periodic installments over the periods of time and in the amounts the Committee shall determine. The total payments for each year shall not be less than an amount sufficient to cause the Participant's Employer Contribution Account to be paid in full not later than the earlier of: (A) the end of a period measured by the joint life expectancy of the Participant and Spouse; or (B) the expiration of twenty (20) years after the Participant, Former Participant or Beneficiary shall have become entitled to receive the benefits. Notwithstanding the foregoing, the annual amount payable under this paragraph shall be at least as large as would be provided under a life annuity with a period certain extending to age eighty-five
                         (85) years. Under no circumstances shall benefits be paid in the form of a life annuity. If the Trustee pays the Individual Account of a Participant, Former Participant or Beneficiary under an installment method prescribed in this paragraph, the Trustee shall invest and reinvest the entire unpaid balance remaining in the Individual Account from time to time and shall credit and charge the Individual Account its proportionate share of gains and losses of the Trust Fund under Article V until the entire Individual Account is paid pursuant to this Article.

         (b) If the Participant so requests, the Committee may direct the Trustee to distribute any Contract, other than an annuity contract held for the Participant, to that Participant, provided that under no circumstances may the Trustee continue to pay premiums on the Contracts after the actual separation from Service of a Participant.

         (c) Notwithstanding the foregoing, a distribution made pursuant to this Section shall be subject to the immediate cashout provisions of Section 9.3(b).

10.2.    Direct Rollover Optional Form of Benefit

         (a) Direct Rollover. This Section applies to distributions made on or after JANUARY 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)   Definitions

               (i) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the

                         Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

               (ii) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in
                         Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (iii) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (iv) Direct Rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

10.3.    Election to Defer Receipt of Benefits

         Notwithstanding the foregoing, a Participant who leaves the employment of the Employer before his or her Normal Retirement Date may elect to leave his or her Nonforfeitable Account Balance under the management of the Trustee until Normal Retirement Date. The Trustee shall invest and reinvest and shall credit and charge the Individual Account with its proportionate share of gains and losses of the Trust Fund pursuant to Article V until the Nonforfeitable Account Balance is paid out to the Former Participant under this Article. Any election made under this Section shall be irrevocable and shall be made no later than fourteen (14) days before the electing Participant becomes entitled to receive his or her Nonforfeitable Account Balance in the Plan. Notwithstanding the foregoing, a Participant who has elected to leave his or her Nonforfeitable Account Balance under the management of the Trustee may later elect to have the Account Balance transferred to any pension or profit sharing plan maintained by another Employer in which the Participant has, at the time of the later election, become a participant under the transferee plan.

10.4.    Election of Form of Payment of Benefits

         The Participant, Former Participant, or Beneficiary shall elect the form or forms of payment of benefits permitted in Section 10.1 which the Committee and Trustee shall implement. Not earlier than ninety
         (90) days, but not later than thirty (30) days, before the Participant's Annuity Starting Date, the Committee must provide a benefit notice to a Participant who is eligible to make an election under this Section. The Participant's Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity or any other form. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to defer distribution until he or she attains the later of Normal Retirement Age or age 62.

         If a Participant, Former Participant, or Beneficiary makes an election prescribed by this Section, the Committee will direct the Trustee to distribute the Participant's Nonforfeitable Account Balance pursuant to that election. Any election under this Section is subject to the mandatory distribution requirements of Sections 6.4 and 7.4 and the survivor annuity requirements of Section 6.5, if applicable. The Participant, Former Participant or Beneficiary must make an election under this Section by filing an election form with the Committee at any time before the Trustee otherwise would commence to pay a Participant's Account Balance under the applicable requirements of Articles VI, VII, VIII, IX, and X.

10.5.    Minority or Disability

         During the minority or disability of an individual entitled to receive benefits under this Plan, the Participant may elect to have the Committee instruct the Trustee to make payments due the individual directly to the individual or to the spouse or a relative or to any individual or institution having custody of the individual. Neither the Committee nor the Trustee shall be required to cause or to verify the application of any payments so made, and the receipt of the payee, including the endorsement of a check or checks, shall be conclusive to all interested parties.

10.6.    Commencement of Payment of Benefits

         Unless a Participant elects otherwise, payment of benefits shall commence not later than sixty (60) days after the end of the Plan Year in which the latest of the following events occur:

         (a)   the day the Participant attains the earlier of age sixty-five
               (65) years or Normal Retirement Age;

         (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

         (c)   the day the Participant terminates employment with the Employer.

10.7.    Unclaimed Account Procedure

         (a) EFFECTIVE APRIL 1, 1988 TO DECEMBER 31, 1992, if, after the expiration of a period of two (2) years from the date on which a Former Participant or Beneficiary has become entitled to benefits hereunder, the Administrator, after due diligence, is unable to locate such Former Participant or Beneficiary, then such Former Participant's or Beneficiary's benefits hereunder shall be forfeited and go to reduce the Employer's contribution for the succeeding Plan Year. Provided, however, that if such Former Participant or Beneficiary shall subsequently file a claim for such benefits, such benefits shall be reinstated.

               If a Former Participant or Beneficiary who has incurred a forfeiture of his benefits under the provisions of the first paragraph of this Section makes a claim, at any time, for his forfeited benefits, the Administrator shall restore the Former Participant's or Beneficiary's forfeited benefits to the same dollar amount as the dollar amount of the benefits forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Administrator shall make the restoration during the Plan Year in which the Former Participant or Beneficiary makes the claim first from the amount, if any, of Participant forfeitures the Administrator otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer shall contribute to enable the Administrator to make the required restoration. The Administrator shall direct the Trustee to distribute the Former Participant's or Beneficiary's restored benefits to him not later than sixty (60) days after the close of the Plan Year in which the Administrator restores the forfeited benefits. The forfeiture provisions of this Section shall apply solely to the Former Participant's or Beneficiary's benefits derived from Employer contributions and shall be applied so long as such provisions do not violate applicable state or federal law.

         (b) EFFECTIVE JANUARY 1, 1993, the Plan does not require the Committee to search for, or to ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable under Articles VI, VII, VIII or IX, the Committee, by certified or registered mail addressed to his or her last known address of record with the Committee or the Employer, must notify any Participant, or Beneficiary, that he or she is entitled to a distribution under this Plan. The notice must quote the provisions of this Section and otherwise must comply with the applicable notice requirements of Article VI. If the Participant, or Beneficiary, fails to claim his or her distributive share or make his or her whereabouts known in writing to the Committee within (6) months from the date of mailing of the notice, the Committee will treat the Participant's or Beneficiary's unclaimed payable Accrued Benefit as forfeited and will reallocate the unclaimed payable Accrued Benefit to reduce the Employer's contribution for the Plan Year in which the forfeiture occurs. A forfeiture under this paragraph will occur at the end of the notice period or, if later, the earliest date applicable Treasury Regulations would permit the forfeiture. Pending forfeiture, the Committee, following the expiration of the notice period, may direct the Trustee to segregate the Nonforfeitable Accrued Benefit in a segregated Account and to invest that segregated Account in Federally insured interest bearing savings accounts or time deposits (or in combination or both), or in other fixed income investments.

         If a Participant or Beneficiary who has incurred a forfeiture of his or her Accrued Benefit under the provisions of the first paragraph of this Section makes a claim, at any time, for the forfeited Accrued Benefit, the Committee must restore the Participant's or Beneficiary's forfeited Accrued Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Committee will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures the Committee otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year, then from the amount, or additional amount, the Employer contributes to enable the Committee to make the required restoration. The Committee must direct the Trustee to distribute the Participant's or

         Beneficiary's restored Accrued Benefit not later than 60 days after the close of the Plan Year in which the Committee restores the forfeited Accrued Benefit. The forfeiture provisions of this Section apply solely to the Participant's or the Beneficiary's Accrued Benefit derived from Employer Contributions.

         Upon termination of the Plan, in lieu of the unclaimed account procedure set forth in this Section, Section 18.6 shall apply.

                                 * * * * * * *

                                   ARTICLE XI

                                  The Employer


11.1.    Employer Action

         Whenever the Employer is permitted or required to do or perform any act under this Agreement, it shall be done and performed by a person duly authorized to do or perform the act by its legally constituted authority. The legally constituted authority of a corporation shall be the Board of Directors.

11.2.    Plan Amendment

         (a) At any time the Plan Sponsor, by resolution of its Board of Directors, or by any person(s) duly authorized by resolution of the Board to take such action, may amend or modify this Agreement in any manner it deems necessary or desirable, retroactively or prospectively, subject to the following provisions of this Article.

         (b) The Employer must make all amendments in writing, signed by duly authorized persons with the legally constituted authority of the Employer and with the consent or approval, if any, as provided in this Section. An amendment shall become effective upon its delivery to the Trustee. Each amendment must state the date on which it is either retroactively or prospectively effective.

         (c) Unless it is made to secure the approval of the Commissioner of the Internal Revenue Service or other governmental bureau or agency, no amendment or modification of this Agreement by the Employer shall:

               (i) operate retroactively to reduce or divest the then vested interest in any Individual Account or to reduce or divest any benefit then payable hereunder unless all Participants, Former Participants and Beneficiaries then having Individual Accounts or benefit payments affected thereby shall consent to the amendments or modifications;

               (ii) directly or indirectly affect any Participant's Nonforfeitable percentage outside the protection of Treasury Regulations Section 1.411(a)(8);

               (iii) decrease a Participant's accrued benefit, except to the extent permitted under Code Section 412(c)(8), and reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment, except as permitted by applicable Treasury regulations (An amendment reduces or eliminates Code
                         Section 411(d)(6) protected benefits if the amendment has the effect of either: (A) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in applicable Treasury regulations); or (B) except as provided by applicable Treasury regulations, eliminating an optional form of benefit. The Committee must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Committee must disregard an amendment because the amendment would violate clause (A) or clause (B), the Committee must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participant.); or

               (iv) affect the rights, duties or responsibilities of the Trustees, the Plan Administrator or the Committee without the written consent or approval of the Trustee, Administrator, or affected Committee member.

         (d) If the vesting schedule described in Section 9.2 is amended, a Participant's vested interest in any contribution to which the vesting schedule in Section 9.2 applied, shall not be less than the Nonforfeitable percentage determined as of the later of the effective date of the amendment or the date of its adoption. A Participant with at least three (3) Years of Service on the last day of the election period described in this paragraph, may elect to have the Nonforfeitable percentage of the Employer Contribution Accounts determined without regard to the amendment. For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five (5) Years of Service" for "three (3) Years of Service" where the language appears. If a Participant fails to make an election, then the Participant shall be subject to the new vesting schedule. The election period shall commence on the date the amendment is adopted or deemed to be made and shall end sixty
               (60) days after the latest of:

               (i)       the date of the adoption of the amendment;

               (ii)      the effective date of the amendment; or

               (iii) the date the Participant receives written notice of the amendment from the Employer or Administrator.

11.3.    Discontinuance, Termination of Plan

         (a) The Employer has the right, at any time, to suspend or discontinue its contributions under the Plan to the Trust Fund, and to terminate, at any time, the Plan and the Trust created under this Agreement. The Plan will terminate on the first to occur of the following events:

               (i) the date the Plan is terminated by action of the Employer;

               (ii) the date the Employer is judicially declared bankrupt or insolvent, unless the proceeding authorized continued maintenance of the Plan; or

               (iii) the dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser elects and makes provision to continue the Plan, in which event the successor or purchaser will substitute itself as the Employer under this Plan.

         (b) Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of contributions to the Plan, the Individual Accounts of all Participants, Former Participants and Beneficiaries shall be and become fully vested and Nonforfeitable, notwithstanding the Nonforfeitable percentage which otherwise would apply under Article IX. The Trustee, in its discretion, may convert some or all of the Trust Fund to cash and shall deduct therefrom all unpaid charges and expenses, except as the same may be paid by the Employer. The Committee then shall adjust the balance of all Individual Accounts on the basis of the net cash balance and fair market value of all property in the Trust Fund. Thereafter, the Trustee shall distribute the amount to the credit of each Participant, Former Participant and Beneficiary in cash, in kind, or partly in cash and partly in kind, as the Committee shall direct. Notwithstanding the foregoing, a distribution made because of a termination of the Plan shall be subject to the mandatory distribution requirements of Sections 6.4 and 7.4, the survivor annuity requirements of Section 6.5, if applicable, and the immediate cashout distribution provisions of Section 9.3(b).

11.4.    Prohibition Against Reversion to Employer

         Under no circumstances or conditions, other than those specifically provided herein, shall the Trust Fund or any portion thereof revert to the Employer or be used for or diverted to purposes other than the exclusive benefit of the Participants, Former Participants and Beneficiaries. No amendment or revocation by the Employer of this Section may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer.

11.5.    Adoption by Related Employer

         Notwithstanding any contrary provision contained in this Agreement, with the written consent of the Plan Sponsor, any other association, corporation, or other business organization, which is a Related Employer may adopt this Plan and Trust in its entirety, participate herein and be known as a Participating Employer, by executing a properly authorized document evidencing the intent and will of the Participating Employer. Unless the context of this Agreement clearly indicates the contrary, the term "Employer" shall be deemed to include each Participating Employer relating to its adoption of the Plan.

11.6.    Requirements for Adoption by Related Employer

         The following requirements shall apply to any Participating Employer who elects to adopt this Plan pursuant to this Article:

         (a) Each Participating Employer shall be required to use the same Trustee as provided in this Agreement.

         (b) The Trustee may, but shall not be required to, commingle, hold and invest as one (1) Trust Fund all contributions made by Participating Employers and all increments thereof.

         (c) The transfer of any Participant from or to any corporation participating in this Plan, whether the Participant is an Employee of the Plan Sponsor or a Participating Employer, shall not affect the Participant's rights under the Plan; all amounts credited to the Participant's Individual Account, all accumulated service with the transferor or Predecessor Employer, and the length of participation in the Plan shall continue to the Participant's credit.

         (d) All rights and values forfeited by termination of employment shall inure only to the benefit of the Employees and Participants of the Participating Employer which employed the forfeiting Participant, except, if the Forfeiture is for an Employee whose Employer is a Related Employer, then the Forfeiture shall be allocated based on Annual Compensation to all Individual Accounts of Participating Employers who are Related Employers. Should an Employee of one ("First") Employer be transferred to a Related ("Second") Employer the transfer shall not cause the Employee's Account Balance, generated while an Employee of the First Employer, in any manner or by any amount, to be forfeited. The Employee's Account Balance for all purposes of the Plan, including length of service, shall be considered as though the Employee had always been employed by the Second Employer and as such had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling the amount so transferred.

         (e) Upon an Employee's transfer between Participating Employers, the Employee involved shall carry accumulated Years of Service for eligibility and vesting. No transfer shall effect a termination of employment under this Agreement and the Participating Employer to which the Employee transfers shall thereupon become obligated under this Agreement to the Employee in the same manner as the Participating Employer from whom the Employee transfers.

         (f) Any expenses of the Plan and Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by the Participating Employer bears to the total amount standing to the credit of all Participants.

         (g) Any contributions made by a Participating Employer under this Plan, shall be paid to and held by the Trustee for the exclusive benefit of the Employees of the Participating Employer and the Beneficiaries of the Employees, subject to all the terms and conditions of this Agreement.

         (h) Based on information furnished by the Administrator, the Committee and the Trustee shall keep separate books and records concerning the affairs of each Participating Employer and of the Account Balances of the Participants of each Participating Employer. The Trustee may, but need not, register Contracts to evidence that a particular Participating Employer is the interested Employer under this Agreement, but upon an Employee's transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee of the transfer.

11.7.    Plan Sponsor as Agent of Participating Employer

         Each Participating Employer shall be deemed to be a part of this Plan; however, each Participating Employer shall be deemed to have designated irrevocably the Plan Sponsor as its agent in all of its relations with the Trustee, the Committee and the Administrator under this Agreement.

11.8.    Participating Employer Contributions

         All contributions made by a Participating Employer provided for in this Plan shall be determined separately on the basis of its net profit and total Annual Compensation paid. The Participating Employer shall pay the contributions to the Trustee who shall hold the contribution for the exclusive benefit of the Employees of the Participating Employer and the Beneficiaries of the Employees, subject to all of the terms and conditions of this Plan.

11.9.    Amendment by Plan Sponsor, Participating Employers

         Amendment of this Plan by the Plan Sponsor at any time when there shall be a Participating Employer under this Agreement shall be effective only upon the written action of each and every Participating Employer and with the consent of the Trustee where the consent is necessary under this Agreement. Notwithstanding the foregoing sentence, each Participating Employer shall be deemed to have authorized irrevocably the Plan Sponsor or any person(s) duly authorized by resolution of the Board of Directors of the Plan Sponsor, to amend or modify this Agreement in any manner it deems necessary or desirable, retroactively or prospectively, subject to the provisions of this Article.

11.10.   Revocation of Participation by Participating Employer

         Any Participating Employer shall be permitted to discontinue or revoke its participation in this Plan. Upon any discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of the Participating Employer to the new plan as shall have been designated by the Participating Employer, if it has established a separate employee benefit pension plan for its employees. If no successor plan is designated, the Trustee shall retain the assets for the Employees of the Participating Employer under Article X. No part of the corpus or income of the Trust Fund relating to the Participating Employer shall be used for or diverted to purposes other than the exclusive benefit of the Employees of the Participating Employer and the Beneficiaries of the Employees.

11.11.   Authority of Administrator over Participating Employers

         The Administrator shall have the authority to make any and all necessary rules or regulations binding on all Participating Employers and all Participants and Beneficiaries to effectuate the purposes of this Article.

11.12.   Deficiency of Earnings or Profits

         If any Participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it otherwise would have made under the Plan because of having no current or accumulated earnings or profits, or because the earnings or profits are less than the contribution which it otherwise would have made, then so much of the contribution which the Participating Employer was prevented from making may be made for the benefit of the participating Employees of the Participating Employer by the other Participating Employers who are Related Employers. The contribution by each other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this Section, which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this Section. A Participating Employer on behalf of whose Employees a contribution is made under this Section shall not reimburse the contributing Participating Employer unless it has otherwise agreed to do so in writing.


                                 * * * * * * *

                                  ARTICLE XII

                                 The Committee


12.1.    Committee Appointment

         The Employer shall appoint a Committee consisting of one (1) or more members. The Employer may remove any member of the Committee at any time and a member may resign by written notice to the Employer. Any vacancy in the membership of the Committee shall be filled by appointment made by the Employer, but pending the filling of any vacancy, the then members of the Committee may act under this Agreement as though they alone constitute the full Committee. The Employer shall notify the Trustee promptly of the appointment of the original Committee and of any change in the membership of the Committee.

12.2.    Committee Action and Procedure

         (a) Any and all acts and decisions of the Committee shall be by at least a majority of the then members. The Committee may delegate to any one or more of its members the authority to sign notices or other documents on its behalf or to perform ministerial acts for it, in which event the Trustee and any other person may accept the notice, document or act without question as having been authorized by the Committee.

         (b) The Committee may, but need not, call or hold formal meetings, and any decisions made or actions taken pursuant to written approval of a majority of the then members shall be sufficient.

         (c) The Committee shall maintain adequate records of its decisions, which records shall be subject to inspection by the Employer and by any Participant, Former Participant, or Beneficiary, but only to the extent that they apply to the individuals.

         (d) The Committee may designate one (1) of its members as Chairman and one (1) of its members as Secretary and may establish policies and procedures governing it if they are consistent with this Agreement.

12.3.    Committee Powers and Duties

         The Committee shall perform the duties and may exercise the powers and discretion given to it in this Agreement, and its decisions and actions shall be final and conclusive regarding all persons affected thereby. The Committee shall exercise its discretion at all times in a nondiscriminatory manner. Subject to any limitations stated in this Agreement, the Trustee is authorized and empowered with the following powers, rights, and duties:

         (a)   To select a Secretary, who need not be a member of the Committee;

         (b) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Account Balance and the Nonforfeitable percentage of each Participant's Accrued Benefit;

         (c) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are consistent with the terms of this Agreement;

         (d) To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan's operation;

         (e) To direct the Trustee concerning the crediting and distribution of the Trust;

         (f) To review and render decisions respecting a claim for, or denial of a claim for, a benefit under the Plan;

         (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

         (h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

         (i) To engage the services of an Investment Manager or Managers (as defined in ERISA Section 3(38)), each of whom will have full power and authority to manage, acquire or dispose, or direct the Trustee with respect to acquisition or disposition, of any Plan asset under its control;

         (j) To establish, in its sole discretion, a nondiscriminatory policy, pursuant to this Section, which the Trustee must observe in making loans, if any, to Participants and Beneficiaries; and

         (k) To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with applicable Code provisions;

         The Committee must exercise all of its powers, duties, and discretion under the Plan in a uniform and nondiscriminatory manner.

12.4.    Committee Reliance

         The Trustee may rely without question on any notices or other documents received from the Committee. The Employer shall furnish the Committee with all data and information available to the Employer, which the Committee may reasonably require to perform its functions under this Agreement. The Committee may rely without question on any data or information furnished by the Employer.

12.5.    Committee Authority

         Any and all disputes which may arise involving Participants, Former Participants, Beneficiaries and/or the Trustee shall be referred to the Committee, and its decisions shall be final and conclusive regarding all affected persons. Furthermore, if any issue arises concerning the meaning, interpretation or application of any provisions of this Agreement, the decision of the Committee on any issue shall be final.

12.6.    Conflicts in Interest

         Notwithstanding any other provisions of this Agreement, no member of the Committee shall vote or act on any matter involving the Committee member's rights, benefits or other participation under this Agreement.

12.7.    Appointment of Agent and Legal Counsel

         The Committee may engage agents to assist it and may engage legal counsel who may be counsel for the Employer. The Committee shall not be responsible for any action taken or omitted to be taken on the advice of counsel. All reasonable expenses incurred by the Committee shall be paid by the Employer.

12.8.    Appointment of Investment Manager

         The Committee may delegate investment management authority pertaining to all or a portion of the Plan assets by appointing an Investment Manager(s) and may authorize payment of the fees and expenses of the Investment Manager(s) from the Plan assets. For purposes of this Agreement, any Investment Manager so appointed shall, during the period of appointment, possess fully and absolutely those powers, rights and duties of the Trustee (to the extent delegated by the Committee) regarding the investment or reinvestment of that portion of the Plan assets over which the Investment Manager has investment management authority. An Investment Manager must be one (1) of the following:

         (a) an Investment Advisor registered under the Investment Advisors Act of 1949;

         (b)   a bank, as defined in the Investment Advisors Act of 1940; or

         (c) an insurance company qualified to manage, acquire, or dispose of Plan assets under the laws of more than one (1) state.

         Any Investment Manager shall acknowledge in writing to the party making the appointment and to the Trustee that it is a fiduciary respecting the Plan. During any period when the Investment Manager is appointed and serving, and regarding those assets in the Plan over which the Investment Manager exercises investment management authority, the Trustee's responsibility shall be limited to holding assets as a custodian, providing accounting services, disbursing benefits as authorized, and executing investment instructions only as directed by the Investment Manager. Any certificates or other instrument duly signed by the Investment Manager (or the authorized representative of the Investment Manager), purporting to evidence any instruction, direction or order of the Investment Manager regarding the investment of those assets of the Plan over which the Investment Manager has investment management authority, shall be accepted by the Trustee as conclusive proof thereof. The Trustee also shall be fully protected in acting in good faith on any notice, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by the Trustee to be genuine and to be from the Investment Manager (or the authorized representative of the Investment Manager). The Trustee shall not be liable for any action taken or omitted by the Investment Manager or for any mistakes of judgment or other action made, taken or omitted by the Trustee in good faith on direction of the Investment Manager.

12.9.    Annual Accounting

         As soon as administratively feasible after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the applicable Labor regulations and at least annually, the Committee shall advise each Participant, Former Participant and Beneficiary for whom Individual Accounts are held under this Plan of the then balance in the Participant's Individual Accounts and the other information ERISA requires to be furnished. No Participant except a member of the Committee shall have the right to inspect the records reflecting the Individual Accounts of any other Participant.

12.10.   Funding Policy

         The Committee will review, not less often than annually, all pertinent Employee information and Plan data to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Committee must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short- term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.


                                  * * * * * *

                                  ARTICLE XIII

                                 Administration


13.1.    Administrator Appointment

         The Employer shall be the Administrator of this Plan and shall be responsible for filing all reporting and disclosure documents required by the Department of Labor and the Internal Revenue Service in accordance with ERISA, the Code and the respective regulations. The Employer may delegate any of its duties and responsibilities as Administrator to the Committee. Service of process on the Plan or Trust may be obtained by personal service on the Employer or any Committee member.

13.2.    Summary Plan Description

         The Administrator shall furnish a summary plan description to each Participant within ninety (90) days after becoming a Participant and to each Beneficiary receiving benefits under the Plan within ninety
         (90) days after beginning to receive benefits. Every fifth (5th) year after the Effective Date of the Plan, the Administrator shall furnish an updated summary plan description, which integrates all amendments made within the five (5) year period, to each Participant and Beneficiary receiving benefits. If no amendments have been made within the five (5) year period, the Administrator shall furnish the updated summary plan description only every tenth (10th) year. If there is a modification or change in the Plan, the Administrator shall furnish to each Participant and each Beneficiary who is receiving benefits, a summary description of the change or modification not later than two hundred ten (210) days after the end of the Plan Year in which the change is adopted.

13.3.    Summary Annual Report

         The Administrator shall furnish to each Participant and each Beneficiary receiving benefits a summary of the Annual Return/Report of the Plan containing a statement of the Plan assets and liabilities, receipts and disbursements and other information fairly summarizing the Plan's financial statement within two hundred ten (210) days after the close of each Plan Year, or an extended period as may be permitted by the Secretary of Labor.

13.4.    Individual Benefit Statements

         The Administrator shall furnish to any Participant or Beneficiary receiving benefits, who requests in writing, a statement reporting the total benefits accrued and the Nonforfeitable benefits, if any, which have accrued or the earliest date on which benefits will become Nonforfeitable. In no event shall a Participant or Beneficiary be entitled to receive the report described in this Section more than once in every twelve (12) month period.

13.5.    Copies of Additional Documents

         Upon written request from a Participant or Beneficiary receiving benefits, the Administrator shall furnish a copy of any one (1) or all of the following documents: the latest updated summary plan description, the latest annual report, any terminal report, Trust agreement, contract or other instruments under which the Plan was established or is operated. The Administrator may make a reasonable charge to cover the cost of furnishing complete copies.

13.6.    Documents Available for Examination

         Copies of the Plan description and the latest annual report, Trust agreement, contract or other instruments under which the Plan was established or is operated shall be available for examination at the principal office of the Employer by any Participant or Beneficiary receiving benefits. Examination may be made during reasonable hours in person or by agent, accountant or attorney.

13.7.    Notice of Participant Rights under ERISA

         The Committee shall furnish to each Participant and to each Beneficiary receiving benefits information on their rights under the Plan and how the rights may be protected by law.

13.8.    Notice to Participant on Participant Termination

         The Administrator shall furnish a statement to a Participant who terminated Service with the Employer for any of the reasons set forth in Articles VI through IX, describing the nature, amount and form of the Nonforfeitable Account Balance, if any, to which the Participant is entitled as soon as administratively feasible after the close of the Plan Year in which the Participant terminated Service.

13.9.    Notice to Trustee on Participant Termination

         (a) As soon as practicable after a Participant terminates Service with the Employer for any of the reasons set forth in Articles VI through IX, the Committee shall give written notice to the Trustee, including the following information and directions which may be necessary or advisable under the circumstances:

               (i)       name and address of the Participant;

               (ii) reason the Participant terminated Service with the Employer;

               (iii) name and address of the Beneficiary or Beneficiaries of a deceased Participant;

               (iv) Nonforfeitable percentage or amount to which the Participant is entitled on termination of employment pursuant to Article IX; and

               (v) time, manner and amount of payment to be made pursuant to the Participant's election under Article X.

               If a Former Participant or Beneficiary dies, the Committee shall give like notice to the Trustee, but only if the Committee learns of the death.

         (b) At any time and from time to time after giving the notice provided under this Section, the Committee may modify the original notice or any subsequent notice by a further written notice or notices to the Trustee, but any action taken or payments made by the Trustee pursuant to a prior notice shall not be affected by a subsequent notice.

         (c) A copy of each notice provided under this Section shall be mailed by the Committee to the Participant, Former Participant or Beneficiary involved, but the failure to send or receive the copy shall not affect the validity of any action taken or payment made pursuant thereto.

         (d) Upon receipt of any notice provided under this Section, the Trustee shall promptly take any action and make any payments directed in the notice. The Trustee may rely on the information and directions in the notice absolutely and without question. However, the Trustee may inform the Committee of any error or oversight which the Trustee believes to exist in any notice.

13.10.   Claim for Benefits

         Normally, whenever a Participant or Beneficiary becomes entitled to benefits under this Agreement, the Committee and the Trustee will automatically initiate procedures to provide for the payment of the benefits. If a Participant or Beneficiary believes that he or she is entitled to the payment of benefits under this Agreement and no action is forthcoming from the Committee or the Trustee, then the Participant or Beneficiary may file a written claim for benefits with the Committee or the Trustee.

13.11.   Appeal for Decision of Committee

         (a) If any Participant or Beneficiary files a claim for benefits under this Plan ("Claimant") and the claim is denied in whole or in part, the Administrator shall give notice of the decision to the Claimant in writing setting forth:

               (i)       the specific reasons for the denial;

               (ii) a specific reference to pertinent provisions of the Plan, if any, upon which the denial is based;

               (iii) a description of any additional material or information necessary for the Claimant to perfect the claim with an explanation of the necessity therefor; and

               (iv) that any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within seventy-five (75) days after receipt of the Administrator's notice of denial of benefits. The Administrator's notice must further advise the Claimant that failure to appeal the action to the Committee in writing within the seventy-five (75) day period will render the Committee's determination final, binding and conclusive.

         (b) The written notice shall be given to the Claimant as soon as administratively feasible after the decision is made, but not later than sixty (60) days after the claim is filed. The Claimant shall have the right to be represented, to review pertinent documents and to present written and oral evidence.

         (c) If the Claimant should appeal to the Committee, the Claimant or the duly authorized representative, may submit, in writing, issues and comments the Claimant or the duly authorized representative considers pertinent. The Committee shall render the decision on the review and shall set forth the specific reasons for the decision with specific references to pertinent provisions. The Committee shall render the decision in writing within sixty (60) days after receipt of the request for review unless special circumstances, such as the need for a hearing, require an extension which shall not exceed an additional sixty
               (60) days.



                                 * * * * * * *

                                  ARTICLE XIV

                                  Investments

14.1.    Investment Selection

         The Committee is given the power to select the investment options in which Plan Participants may invest, subject to the limitations set forth in the Trust Agreement. The Trustee shall not be responsible for any acts or omissions of such Committee. Any Certificates or other instrument duly signed by such Committee (or the authorized representative of such Committee), purporting to evidence any instruction, direction or order of such Committee with respect to the investment selection pertaining to those assets of the Plan over which the Committee has investment selection authority, shall be accepted by the Trustee as conclusive proof thereof. The Trustee shall also be fully protected in acting in good faith upon any notice, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by the Trustee to be genuine and by such Committee (or the authorized representative of such Committee). The Trustee shall not be liable for any action taken or omitted by such Committee or for any mistakes of judgment or other action made, taken or omitted by the Trustee in good faith upon direction of such Committee.

14.2.    Individual Direction of Investment

         If, by written instrument, the Employer shall permit, each individual Participant shall have the right from time to time to direct the Trustee regarding the investment and reinvestment of any and all amounts in the Participant's Individual Accounts, except that the purchase of Contracts shall be governed by Article XV. Such Participant direction of investment is authorized to be made by using the telephone exchange system maintained for such purpose by the Trustee or its agent in accordance with the Trust Agreement. When a Participant or Beneficiary exercises control over the assets in the Individual Account by directing the Trustee in the investment of the Individual Account, the Participant or Beneficiary shall not be deemed to be a fiduciary because of the exercise, and no person who is otherwise a fiduciary shall be liable for any loss, or because of any breach, resulting from the Participant's or Beneficiary's exercise of control. If the Participant or Beneficiary directs the Trustee to invest the full balance of the Individual Account in any one (1) investment, the Trustee shall not be liable for any loss because of the failure to diversify or because the investment does not meet standards of prudence. If a Participant does not direct the Trustee in the investment of all the funds in an Individual Account, the Trustee shall invest the funds under the provisions of this Article. In its sole discretion, the Employer may, by written instrument, establish the rules as it deems necessary for the orderly administration of this Section.

         Each individual Participant shall have the right to direct the Trustee to purchase Qualifying Employer Securities in an amount not to exceed twenty-five percent (25%) of the portion of such Participant's vested interest in his Employer Contribution Account. However, the Trustee shall not permit an investment in Employer Securities if it would cause the value of Employer Securities held by the Plan to exceed ten percent (10%) of the fair market value of the Trust Fund.





                                 * * * * * * *

                                   ARTICLE XV

                              Insurance Contracts


15.1.    Investment in Insurance Contracts for the Benefit of the Trust Fund

         At the written direction of the Committee, the Trustee shall have the right to apply for and pay premiums on Contracts for the benefit of the Trust Fund as a whole. The Contracts may be on the lives of any persons in whom there is an insurable interest, including Participants. The Employer shall direct the Trustee regarding the insurance company and insurance agent through which the Trustee shall purchase the Contracts, the amount of the coverage and the applicable dividend plan.


15.2.    Ownership of Contracts for the Benefit of the Trust Fund

         (a) Each application for a policy, and the policies themselves, must designate the Trustee as sole owner, with the right reserved to the Trustee to exercise any right or option contained in the policies, subject to the terms and provisions of this Agreement. The Trustee must be the named beneficiary of the insured for the Trust Fund.

         (b) All Contracts owned by the Trustee for the benefit of the Trust Fund as a whole shall be treated as investments of the Trust Fund. The cash value of the Contracts shall be used in valuing the Trust Fund, and all premiums paid thereon by the Trustee shall be charged to the Trust Fund and shall not be charged to any Individual Accounts. All dividends, death benefits and other payments actually received by the Trustee under the Contracts shall be credited to the Trust Fund, the same as proceeds derived from the sale of an asset held under this Agreement.

15.3.    Investment in Insurance Contracts for the Benefit of the Participant

         If the Employer shall permit, each Participant shall have the right to request that the Committee direct the Trustee to purchase one (1) or more Contracts for the benefit of an Individual Account of the Participant, subject to the following restrictions:

         (a) If only ordinary life insurance contracts are purchased, the aggregate premiums payable thereon in the case of each Participant shall not exceed forty-nine percent (49%) of the total contributions allocated to the Individual Account of the Participant.

         (b) If only term life, accident and/or health insurance contracts (including hospitalization, major medical or similar types of insurance) are purchased, the aggregate premiums payable thereon in the case of each Participant shall not exceed twenty-five percent (25%) of the total Contributions allocated to the Individual Account of the Participant.

         (c) If both ordinary life and term life, accident and/or health insurance contracts are purchased, the amount expended for the term life, accident and/or health insurance premiums plus one-half ( 1/2) of the amount expended for the ordinary life insurance premiums shall not exceed, in the aggregate, twenty-five percent (25%) of the total Contributions allocated to the Individual Account of the Participant.

         (d) The payment of the premiums thereon shall be reasonably assured, taking into consideration the then credit balance in the Participant's Individual Account and the probable sums to be credited thereto in the future.

         (e) Any Contract which provides primarily life insurance protection shall be one which can be converted at or before retirement of the Participant to provide periodic income payable to him on retirement, but provided that the periodic income cannot be paid in the form of a life annuity. When a Contract is obtained, the Trustee shall be required to convert the entire value of the Contract at or before retirement into cash, or to provide periodic income so that no portion of the value may be used to continue life insurance protection beyond retirement; or the Trustee may, at the option of the Participant, distribute the entire Contract to the Participant.

         (f) Any Contract may contain a waiver of premium benefit if and when the insured becomes disabled. The cost of the benefits may be paid either by the Participant or by the Trustee, but if the cost will be paid by the Trustee, the requirements of paragraphs (a), (b) and (c) of this Section shall remain fully applicable, and no cost of the waiver of premium benefit shall be paid by the Trustee which would violate the restrictions.

15.4.    Ownership of Contracts for the Benefit of a Participant

         (a) Each application for a policy, and the policies themselves, must designate the Trustee as sole owner, with the right reserved to the Trustee to exercise any right or option contained in the policies, subject to the terms and provisions of this Agreement. The Trustee must be the named beneficiary for the Individual Account of the insured Participant.

         (b) All Contracts owned by the Trustee for the individual benefit of a Participant shall be noted on the Participant's Individual Accounts, but so long as the individual remains a Participant, the Contracts shall be treated as having no value for the Individual Accounts. All dividends and other payments actually received by the Trustee on any Contract shall be credited to the Individual Account of the Participant for whose individual benefit the Contract is held. Contracts for the individual benefit of Participants may be continued after Normal Retirement Date during the period of continued employment of a Participant who elects not to retire, if the preceding limitations on the protection of funds so expendable are applied.

         (c) All premiums paid by the Trustee on Contracts held under this Agreement for the individual benefit of Participants shall be charged against the Individual Account of the respective Participants for whom the Contracts are held; however, the Trustee shall not pay a premium unless the balance in the Individual Account to be charged is sufficient to pay the premium. The premium first shall be charged against the Participant Contribution Account until the Account is reduced to zero (0), and thereafter against the Employer Contribution Account of the Participant. If the balance is not sufficient to pay a premium when due, the Trustee shall notify the Committee of that fact and shall take the action on the Contract that the Committee shall direct.

         (d) Proceeds of Contracts paid to the Participant's Individual Account under this Article are subject to the distribution requirements of Articles VI, VII, VIII, IX and X. The Trustee will not retain any proceeds for the benefit of the Trust.

15.5.    Payment of Insurance Premiums

         The Trustee shall take the action regarding all Contracts held under the Plan that the Committee may from time to time direct in writing. Unless the Committee directs otherwise, the Trustee may pay the net premium due on any Contract by applying any available dividend to reduce the premium.

15.6.    Duties of Insurance Company

         (a) No insurance company is a party to this Agreement nor shall any insurance company be responsible for the validity of this Agreement. No insurance company is required to examine the terms of this Agreement nor be responsible for any action taken by the Trustee.

         (b) Any Insurance Company issuing a Contract or Contracts under this Agreement shall be fully protected in dealing with the Trustee and shall not be required to ascertain whether the Trustee is acting pursuant to this Agreement. For the purpose of making application to an insurance company and in the exercise of any right or option contained in any policy, the insurance company may rely on the signature of the Trustee and shall be saved harmless and completely discharged in acting at the direction and authorization of the Trustee. An insurance company shall be discharged from all liability for any amount paid to the Trustee or paid pursuant to the direction of the Trustee, and it shall not be obliged to see to the distribution or further application of any monies it so pays.

15.7.    Execution of Contracts

         For convenience of administration, the Trustee and the Committee, respectively, may designate one of their number to sign all applications and other forms required by any Insurance Company issuing Contracts under this Agreement, and the signature of any individual Trustee or Committee member in regard to the Insurance Company applications and forms shall be binding on the Trust and may be relied on by the Insurance Company.

                                 * * * * * * *

                                  ARTICLE XVI

                               Participant Loans


16.1.    Participant Loan Program

         The Plan does not authorize nor permit Participant Loans.


                                 * * * * * * *

                                  ARTICLE XVII

                      Rollovers, Mergers, Direct Transfers


17.1.    Participant Rollover Contributions

         Any Participant who has the Employer's written consent and who has filed with the Trustee the form prescribed by the Committee may contribute cash or other property to the Trust other than as a voluntary contribution if the contribution is a Rollover Contribution which the Code permits an Employee to transfer either directly or indirectly from one qualified plan to another qualified plan. Before accepting a Rollover Contribution, the Employer or Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a Rollover Contribution which the Code permits an Employee to make to a qualified plan. A Rollover Contribution is not an Annual Addition.

         An eligible Employee, prior to satisfying the Plan's conditions, may make a Rollover Contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan's eligibility conditions, the Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer Contributions or Participant Forfeitures under the Plan until the Employee actually becomes a Participant in the Plan. If the Employee has a separation from Service prior to becoming a Participant, the Trustee will distribute the Rollover Account to the Participant as if it were an Employer Contribution Account.

         For any Rollover Contribution, the following requirements shall be met:

         (a) The Committee shall maintain a Participant's Rollover Contributions in a separate Rollover Account. A Participant's transferred benefits consisting of deductible employee contributions shall be maintained in a Qualified Voluntary Employee Contribution Rollover Account;

         (b) The Employer will direct the Trustee to invest the Rollover Contribution in a segregated investment Rollover Account for the Participant's sole benefit unless the Employer directs the Trustee to invest the Rollover Contribution as part of the Trust Fund. The Trustee will not have any investment responsibility for a Participant's segregated Rollover Account. The Participant, however, from time to time, may direct the Trustee in writing as to the investment of the segregated Rollover Account in property, or property interests, of any kind, real, personal or mixed; provided however, the Participant may not direct the Trustee to make loans to the Employer. A Participant's segregated Rollover Account alone will bear any extraordinary expenses resulting from investments made at the direction of the Participant. As of the Accounting Date, or other Valuation Date, for each Plan Year, the Committee will allocate and credit the net income or charge the net loss from a Participant's segregated Rollover Account and credit or charge respectively the increase or decrease in the fair market value of the assets of a segregated Rollover Account solely to that Rollover Account. The Trustee is not liable nor responsible for any loss resulting to any Beneficiary, nor to any Participant, because of any sale or investment made or other action taken pursuant to and in accordance with the direction of the Participant. In all other respects, the Trustee will hold, administer and distribute a Rollover Contribution in the same manner as any Employer Contribution made to the Trust Fund.

         (c) A Participant's Rollover Contributions shall not be forfeitable nor reduce in any way the obligations of the Employer under this Agreement.

17.2.    Merger and Direct Transfer

         The Employer possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a), including an Elective Transfer defined in Section 17.3, and to accept the direct transfer of plan assets or to transfer plan assets, as a party to any agreement. Further, the Employer may permit the transfer of plan assets to an individual retirement account or an individual retirement annuity. However, the Employer, before any merger or direct transfer is consummated, shall be satisfied that the holding of any transferred assets is permitted by the transferee trusts. When the Trustee is so satisfied, the Trustee shall accept the direct transfer of plan assets or shall cause to be transferred the assets directed to be transferred and as appropriate shall direct the insurance company to transfer any Contracts held by it to the new Trustee. The Employer may direct the Trustee to accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Employer directs the Trustee to accept a direct transfer of plan assets, the Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except that the Employee is not a Participant for purposes of sharing in Employer Contributions or Participant Forfeitures under the Plan until the Employee actually becomes a Participant in the Plan.

         The Employer may not consent to, or be a party to, any merger or consolidation with another plan or to a transfer of assets and liabilities to another plan, unless, immediately after the merger, consolidation or transfer the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the plan terminated immediately before the merger, consolidation or transfer.

17.3.    Certain Rollovers, Mergers and Direct Transfers Prohibited

         Notwithstanding any contrary provision, neither the Employer nor the Trustee, after August 9, 1988, may consent to or be a party to a rollover, merger, consolidation or transfer of assets from a qualified plan which is required to provide benefits in the form of a joint and survivor annuity under Code Section 417, except with respect to an Elective Transfer, or unless the transferred benefits are in the form of paid-up individual annuity contracts guaranteeing the payment of the transferred benefits under the terms of the transferor plan and in a manner consistent with the Code and ERISA. The Employer will direct the Trustee to hold, administer and distribute the transferred assets as a part of the Trust Fund and to maintain a separate Employer Contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer to reflect the value of the transferred assets.

         Unless a transfer of assets to this Plan is an Elective Transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in
         Section 11.2(c)(iii). A transfer is an Elective Transfer if: (a) the transfer satisfies Section 17.2; (b) the transfer is voluntary, under a fully informed election by the Participant; (c) the Participant has an alternative that retains his or her Code Section 411(d)(6) protected benefits, including an option to leave the benefit in the transferor plan, if that plan is not terminating; (d) the transfer satisfies the applicable spousal consent requirements of the Code; (e) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements; (f) the Participant has a right to immediate distribution from the transferor plan, in lieu of the Elective Transfer; (g) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's Accrued Benefit under the transferor plan payable at that plan's normal retirement age; (h) the Participant has a one hundred percent (100%) Nonforfeitable interest in the transferred benefit; and (i) the transfer otherwise satisfies applicable Treasury regulations. An Elective Transfer may occur between qualified plans of any type.

         If the Plan receives a direct transfer, by merger or otherwise, of Elective Contributions, or amounts treated as Elective Contributions, under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and 401(k)(10) continue to apply to those transferred Elective Contributions.


                                 * * * * * * *

                                 ARTICLE XVIII

                               Exclusive Benefit


18.1.    Exclusive Benefit

         Except as provided under this Article and Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly. Further, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, no part of the corpus or income of the Trust Fund, or any asset of the Trust, may be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. No amendment or revocation by the Employer of this Section may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer.

18.2.    Denial of Request for Initial Approval

         Any contribution to the Trust Fund associated with this Plan is conditioned on initial qualification of the Plan under applicable Code Sections 401(a), 403(a) or 405(a) and of the exemption of the Trust created under the Plan under Code Section 501(a). If the Commissioner of the Internal Revenue Service, upon the Employer's request for initial approval of this Plan and Trust, determines that the Plan is not qualified or the Trust is not exempt, then the Trustee may return to the Employer, within one (1) year after the date of final disposition of the Employer's request for initial approval, any contribution made by the Employer, and any increment attributable to the contribution.

18.3.    Mistake of Fact

         Notwithstanding any contrary provision in this Agreement, if a contribution is made by an Employer by a mistake of fact, the contribution may be returned to the Employer within one (1) year after the payment of the contribution. The amount of the mistaken contribution is equal to the excess of (a) the amount contributed over
         (b) the amount that would have been contributed had there not occurred a mistake of fact. Earnings attributable to mistaken contributions may not be returned to the Employer, but losses attributable thereto shall reduce the amount to be returned.

18.4.    Disallowance of Deduction

         Notwithstanding any contrary provision in this Agreement, any contributions by the Employer to the Plan and Trust are conditioned on the deductibility of the contribution by the Employer under the Code. To the extent any deduction is disallowed, the Employer, within one
         (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision in a court of competent jurisdiction, may demand repayment of the disallowed contribution, and the Trustee shall return the contribution within one (1) year following the disallowance. Earnings attributable to excess contributions may not be returned to the Employer, but losses attributable thereto shall reduce the amount to be returned.

18.5.    Spendthrift Clause

         Except as provided below, no Participant, Former Participant or Beneficiary shall have the right to anticipate, assign or alienate any benefit provided under the Plan and the Trustee will not recognize any anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process. All provisions of this Agreement shall be for the exclusive benefit of those designated herein. These restrictions shall not apply in the following case(s):

         -- Participant Loans. If a Participant, Former Participant or Beneficiary who has become entitled to receive payment of benefits under this Agreement is indebted to the Trustee, by virtue of a Participant Loan, the Committee may direct the Trustee to pay the indebtedness and charge it against the Individual Account of the Participant, Former Participant or Beneficiary; provided that in the case of a married Participant, the Participant's spouse must consent in writing to the application of the Participant's benefits toward the repayment and discharge of the Participant Loan.

         -- Distributions Pursuant to Qualified Domestic Relations Orders. The Committee may direct the Trustee under the nondiscriminatory policy adopted by the Committee to pay an Alternate Payee designated under a Qualified Domestic Relations Order as defined in Code Section 414(p) or any domestic relations order entered before January 1, 1985 if payment of benefits pursuant to the order has commenced as of that date. To the extent provided under a Qualified Domestic Relations Order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes of the Plan.

18.6     Termination

         Upon termination of the Plan, in lieu of the distribution provisions of Article X, the Committee will direct the Trustee to distribute each Participant's Nonforfeitable Account Balance, in a single sum, as soon as administratively feasible after the later of the termination of the Plan or the receipt of a favorable determination letter from the Office of the Key District Director, if an application is filed, irrespective of the present value of the Participant's Nonforfeitable Account Balance and whether the Participant consents to that distribution. This paragraph applies only if:

               (i)       the Plan does not provide an annuity option;

               (ii) the Plan is a profit sharing plan on its termination date; and

               (iii) as of the period between the Plan termination date and the final distribution of assets, the Employer does not maintain any other defined contribution plan (other than an employee stock ownership plan).

         For Participants or Beneficiaries who cannot be located upon Plan termination, and whose Nonforfeitable Account Balance exceeds $3,500, to liquidate the Trust, the Committee will purchase a deferred annuity contract, distribute the benefits to an individual retirement account, or transfer the account to an ongoing qualified plan of a Related Employer. If the Committee distributes the lost Participant's or Beneficiary's benefits to an individual retirement account or purchases an annuity, and the Participant's or Beneficiary's whereabouts remain unknown for the duration of the escheat period, the benefits will ultimately escheat to the state under applicable state law.


                                 * * * * * * *

                                  ARTICLE XIX

                                  Construction


19.1.    Headings

         The headings in this Agreement are for convenience only and shall not be considered in construing this Agreement.

19.2.    Context

         In this Agreement, wherever the context of the Plan dictates, words used in the masculine may be construed in the feminine, the plural includes the singular and the singular includes the plural.

19.3.    Employment Not Guaranteed

         Nothing contained in this Agreement, or regarding the establishment of the Plan or Trust, or any modification or amendment to the Agreement, Plan or Trust, or in the creation of any Individual Account, or the payment of any benefit, shall be construed as giving any Employee, Participant or Beneficiary whomsoever any right to continue in the Service of the Employer, any legal or equitable right against the Committee, against the Employer, its stockholders, officers or directors or against the Trustee, except as expressly provided by the Agreement, the Plan, the Trust, ERISA or by separate agreement. Employment of all persons by the Employer shall remain subject to termination by the Employer to the same extent as if this Agreement had never been executed.

19.4.    State Law

         This Agreement and each of its provisions shall be construed and their validity determined by the laws of the State of Texas and applicable Federal law to the extent Federal statute supersedes Texas law.

19.5.    Parties Bound

         This Agreement shall be binding on all persons entitled to benefits under the Plan, their respective heirs and legal representatives, on the Employer, its successors and assigns, and on the Trustee, the Committee and their successors.


                                 * * * * * * *

         IN WITNESS WHEREOF, the Plan Sponsor, THE MORNINGSTAR GROUP INC., has caused this instrument to be executed on this _____________ day of ________________________________, 19_________.

                                        EMPLOYER:

                                        THE MORNINGSTAR GROUP INC.



                                        By:_____________________________________
                                        President